                                                                   EXHIBIT 10.20


                       FIRST AMENDMENT TO LEASE AGREEMENT


               This First Amendment to Lease Agreement ("Amendment") is entered into as of January __, 1996, by and between The Campus, LLC, a California limited liability company ("Landlord"), and Viasat, Inc., a California corporation ("Tenant"), with reference to the following:

               A. Landlord and Tenant entered into that certain Lease Agreement dated December 8, 1994 ("Lease"), for the lease of certain Premises commonly described as 5966 La Place Court, Suite 150, Carlsbad, California, as more particularly described in the Lease ("Premises"). The Premises are a part of an industrial building project known as The Campus, in Carlsbad, California ("Project").

               B. The parties desire to amend the Lease in certain particulars, as described herein.

               NOW, THEREFORE, in consideration of the foregoing recitals, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

               1. The Premises does not include the East Wing as defined in
Section 2.5 of the Lease. The Premises consists only of the West Wing as defined in Section 2.5 of the Lease, which as of the date of the Lease consisted of Thirty One Thousand Nine Hundred Ninety One (31,991) rentable square feet. Landlord and Tenant have constructed certain improvements and amended the size of the Premises contained in the West Wing to reduce the size of the Premises to Thirty Thousand Nine Hundred Fourteen (30,914) rentable square feet.

               2. The Premises were constructed and occupied in two phases. Phase 1 of the Premises consists of Eighteen Thousand Nine Hundred Fourteen (18,914) rentable square feet and Phase 2 consists of Twelve Thousand (12,000) rentable square feet.

               3. Due to certain structural additions to portions of the Project not contained within the Building, the Project Rentable Area has increased. Pursuant to the increase in the rentable area of the Project and the revision to the rentable area of the Premises as described above, Section 6 of the Summary of Basic Lease Information is hereby amended to read as follows:

                  6.                    Suite number:  150
                  Premises              Project Rentable Area:  157,886
                  (Section 2.1 of       square feet
                  Lease):
                                        Building Rentable Area:  49,675
                                        square feet
                                        Premises Rentable Area:  30,914
                                        square feet
                                        Tenant's Building Proportional
                                        Share:  62.23%
                                        Tenant's Project Proportional
                                        Share:  19.58%

               4. Tenant exercised the option to change the Lease Term from sixty months (60) to forty-eight (48) months as set forth in Section 2.5 of the Lease. Accordingly, Section 8 of the Summary of Basic Lease Information is revised to reflect that the Lease Term is forty-eight (48) months and that the Lease expiration date is July 31, 1999, for the entire Premises.

               5. Because of the reduction in the rentable area of the Premises,
Section 9 of the Summary of Basic Lease Information is revised to reflect that the Initial Base Monthly Rent is sixty-seven cents ($.67) per rentable square foot of the Premises, or Twenty Thousand Seven Hundred Twelve Dollars and Thirty-Eight Cents ($20,712.38) per month, and that the Initial Base Annual Rent is Two Hundred Forty-Eight Thousand Five Hundred Forty-Eight Dollars and Fifty-Six Cents ($248,548.56).

               6. The revised Initial Base Monthly Rent, the revised Initial Base Annual Rent, the revised Tenant's Building Proportional Share and the revised Tenant's Project Proportional

Share became effective July 19, 1995, for Phase 1 of the Premises and July 27, 1995 for Phase 2 of the Premises.

               7. Section 4.1 of the Lease is amended to provide that the Base Monthly Rent and the Base Annual Rent shall be increased in accordance with the following schedule:


               Lease Year    Base Monthly Rent             Base Annual Rent
               ----------    -----------------             ----------------
                  2            $21,639.80                     $259,677.60
                  3            $23,185.50                     $278,226.00
                  4            $23,803.78                     $285,645.36

               8. Exhibit "E" to the Lease is deleted and in its place is inserted Exhibit "E-1" attached hereto and by this reference incorporated herein. For all purposes, the Premises will be as described in this Amendment and as shown on Exhibit "E-1."

               9. All initial capitalized terms which are not otherwise defined in this Amendment shall have the meanings set forth in the Lease.

               10. Except as set forth in this Amendment, the Lease is unmodified and in full force and effect.

                                 Landlord:

                                 THE CAMPUS, LLC, a California
                                 limited liability company

                                 By: NEWPORT NATIONAL CORPORATION, a California corporation, Member


                                               By:___________________________
                                                  Its:_______________________


                                 Tenant:

                                 VIASAT, INC., a California
                                 corporation

                                 By:_______________________________
                                    Its:___________________________


                                 By:_______________________________
                                    Its:___________________________

                       SECOND AMENDMENT TO LEASE AGREEMENT


               This Second Amendment to Lease Agreement ("Amendment") is entered into as of April __, 1996, by and between The Campus, LLC, a California limited liability company ("Landlord"), and ViaSat, Inc., a California corporation ("Tenant"), with reference to the following:

               A. Landlord and Tenant entered into that certain Lease Agreement dated December 8, 1994, amended by a First Amendment to Lease Agreement ("First Amendment") dated as of January 12, 1996 (as amended, the "Lease"), for the lease of certain Premises commonly described as 5964 La Place Court, Suite 150, Carlsbad, California, as more particularly described in the Lease ("Original Premises"). The Original Premises are a part of an industrial building project known as The Campus, in Carlsbad, California ("Project").

               B. Tenant desires to expand its occupancy of space in the Project, and the parties have agreed to amend the Lease to add the additional space described as 5964 La Place Court, Suite 100, Carlsbad, California, as further described in this Amendment ("Additional Premises"), pursuant to certain terms and conditions as described herein.

               NOW, THEREFORE, in consideration of the foregoing recitals, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

               1. Upon execution hereof, the Lease shall be deemed amended as set forth in this Amendment.

               2. The Premises shall, for all purposes except as specifically set forth in this Amendment, be deemed to include the Original Premises and the Additional Premises.

               3. Section 6 of the Summary of Base Lease Information is hereby amended to read as follows:

                  6.  Premises           Suite Numbers:  100 and 150
                  (Section 2.1 of
                  Lease):                Project Rentable Area:  157,886
                                         square feet
                                         Building Rentable Area:  49,675
                                         square feet
                                         Premises Rentable Area:  49,675
                                         square feet

                                         Original Premises Rentable Area:
                                         30,914 square feet

                                         Additional Premises Rentable Area:
                                         18,761 square feet
                                         Tenant's Building Proportional
                                         Share:  100%
                                         Tenant's Project Proportional
                                         Share:  31.46%

               4. Section 8 of the Summary of Basic Lease Information is hereby amended to read as follows:


                  8. Lease Term          Lease Term:  The expiration date
                  (Article 3 of          for the entire Premises is the
                  Lease):                later to occur of July 31, 1999,
                                         or three (3) years
                                         after the Commencement
                                         Date for the payment of
                                         Rent for the Additional
                                         Premises as set forth
                                         in Section 3.2 of the
                                         Lease.

               5. Section 9 of the Summary of Basic Lease Information is hereby amended to read as follows:

                  9.  Rent             Base Rent:
                  (Article 4 of
                  Lease):              Original Premises: Subject to adjustment
                                       as set forth in Section 4.1, Initial Base
                                       Monthly Rent (from the effective date set forth in the First Amendment) equal to $0.67 per rentable square foot of the Original Premises, or Twenty Thousand
                                       Seven Hundred Twelve Dollars and
                                       Thirty-Eight Cents ($20,712.38), and
                                       Initial Base Annual Rent equal to Two
                                       Hundred Forty-Eight Thousand Five Hundred
                                       Forty-Eight Dollars and Fifty-Six Cents
                                       ($248,548.56).

                                       Additional Premises: Subject to
                                       adjustment as set forth in Section 4.1,
                                       Initial Base Monthly Rent equal to $0.68 per rentable square foot of the Additional Premises, or Twelve Thousand Seven Hundred Fifty-Seven Dollars and Forty- Eight Cents ($12,757.48), and Initial Base Annual Rent of One Hundred Fifty-Three Thousand Eighty-Nine Dollars and Seventy- Six Cents ($153,089.76).

                                       Late Charge: Ten percent (10%) of the
                                       overdue amount.

                                       Lease Interest Rate: Ten percent (10%)
                                       per annum.

               6. Section 12 of the Summary of Basic Lease Information is hereby amended to read as follows:

                  12. Brokers             Landlord's Broker:
                  (Section 19.17 of               Newport National Corporation
                  Lease):
                                          Tenant's Broker:
                                                   Rick Reeder, Business Real
                                                   Estate Brokerage Company.

               7. Section 14 of the Basic Lease Information is hereby amended to read as follows:

                  14. Tenant              Ten Dollars ($10.00) per rentable
                  Improvement             square foot of the Original
                  Allowance (See          Premises and zero ($0.00) for the
                  Work Letter--           Additional Premises.
                  Exhibit C for
                  Original Premises
                  and Work Letter -
                  Additional
                  Premises -
                  Exhibit C-1 for
                  Additional
                  Premises):

               8. Section 1.27 of the Lease is deemed amended so that "Work Letter" means either the Work Letter for the Original Premises which was attached to the Lease as Exhibit "C" or the Work Letter - Additional Premises for the Additional Premises which is attached hereto as Exhibit "C-1," as the case may be.

               9. Section 2.4 of the Lease is deemed amended so that it applies only to the Original Premises. As set forth in the Work Letter-Additional Premises attached, Tenant is performing all of the tenant improvement work within the Additional Premises and Landlord shall have no responsibility or liability therefor, except as expressly set forth in the Work Letter - Additional Premises. Tenant specifically acknowledges that Tenant is accepting the Additional Premises from Landlord in their present condition, "As Is," and without any representation or warranty from Landlord as to the condition of the Additional Premises; provided, however, that Landlord hereby warrants to Tenant that the HVAC System serving the Additional Premises shall be in good condition and proper working order for ninety (90) days following the Commencement Date with regards to the payment of Rent relating to the Additional Premises (as described below). Tenant waives any claims against and releases Landlord from any liability or responsibility for the condition of the Additional Premises, whether such condition is latent or patent, except as specifically aforesaid or as set forth in the Work Letter Additional Premises.

               10. Section 2.6.2 of the Lease is deemed amended so that Landlord's obligation to deliver an Option Expansion Notice shall be one time each calendar quarter.

               11. Section 3.2 of the Lease is deemed amended to acknowledge that the Commencement Date with regards to the Original Premises has occurred. The Commencement Date with regards to the payment of Rent relating to the Additional Premises shall be the earlier of (a) completion by Tenant of the Tenant Improvements in the Additional Premises pursuant to the Work Letter - Additional Premises, or (b) August 15, 1996; provided, however, that to the extent the Additional Premises Possession Date (as hereinafter defined) is later than July 1, 1996, then the date set forth in (b) in this sentence shall be extended by the same number of days. All of Tenant's other obligations with respect to the Additional Premises set forth in the Lease (including, but not limited to, obtaining insurance) shall commence as of the date Landlord makes the Additional Premises available to Tenant for purposes of Tenant constructing the Tenant Improvements in the Additional Premises pursuant to the Work Letter - Additional Premises ("Additional Premises Possession Date").

               12. Section 3.3 of the Lease is amended to provide that a delay in the Additional Premises Possession Date shall affect only the portion of the Lease relating to the Additional Premises. If the Additional Premises Possession Date has not occurred by October 1, 1996 ("Termination Date"), due to the previous occupant of such space not timely moving out or for any other reason except a Tenant Delay (in which case the Termination Date shall be extended for the period of such Tenant Delay), then Tenant may terminate this Lease as to the Additional Premises only by written notice thereof to Landlord by the date which is thirty (30) days after the Termination Date. If Tenant fails to timely deliver such notice of termination, Tenant's right to terminate this Lease as to the Additional Premises shall be deemed waived. If Tenant does timely terminate this Lease as to the Additional Premises pursuant to the foregoing, Landlord shall have no liability or responsibility to Tenant for the delay or as a result of such termination. The parties agree that Tenant and Landlord will acknowledge in writing the Additional Premises Possession Date within five (5) days after such date has occurred.

               13. Section 3.4 is deemed amended so that it does not apply to the Additional Premises.

               14. Except as hereinafter set forth, Section 3.5 of the Lease is amended so that it applies to the entire Premises. The Base Annual Rent for the first year of each Extension Term shall be equal to (a) ninety-five percent (95%) of the fair market rental for a two (2) year lease with regards to the Original Premises only, and (b) one hundred percent (100%) of the fair market rental for a two (2) year lease with regard to the Additional Premises. The Extension Options may only be exercised with regards to the entire Premises, and the Fair Market Rental Calculation shall contain two portions, one relating to the Original Premises and one relating to the Additional Premises. All other parts of the process described in Section 3.5 shall apply.

               15. The parties acknowledge that Lease Year 2 under the Lease commences (a) August 1, 1996 for the Original Premises, and (b) the Commencement Date (as defined in Section 12 above) with regard to the payment of Rent for the Additional Premises. Given the foregoing, Section 4.1 of the Lease is amended to provide that the Base Monthly Rent and the Base Annual Rent shall be increased in accordance with the following schedule:


                                                 Additional
                                                 ----------
       Lease         Original Premises            Premises                Total Premises
       -----         -----------------           ----------               --------------
        Year         Base Monthly Rent        Base Monthly Rent         Base Monthly Rent
       -----         -----------------        -----------------         -----------------

        2               $21,639.80                 $12,757.48              $34,397.28
        3                23,185.50                  13,320.31               36,505.81
        4                23,803.78                  13,883.14               37,686.92

                                                 Additional
                                                 ----------
       Lease         Original Premises            Premises                Total Premises
       -----         -----------------           ----------               --------------
        Year         Base Monthly Rent        Base Monthly Rent         Base Monthly Rent
       -----         -----------------        -----------------         -----------------
                      Base Annual Rent        Base Annual Rent           Base Annual Rent
                      ----------------        ----------------           ----------------
        2               $259,677.60                $153,089.76             $412,767.36
        3                278,226.00                 159,843.72              438,069.72
        4                285,645.36                 166,597.68              452,243.04


               16. Section 5.5.3 of the Lease is amended so that the limitation contained therein on Tenant's obligation to pay Common Area Maintenance Charges, Property Taxes and Project Insurance Charges shall apply only to such charges incurred with respect to the Original Premises. Tenant shall be liable without limitation for all such charges with regards to the Additional Premises.

               17. Section 11.1 of the Lease is amended to provide that Landlord shall respond within five (5) days of Tenant's request for approval of any such Alterations.

               18. A typographical error in Section 11.6 of the Lease is hereby corrected so that the reference in the third line from the end is to "this
Section 11.6."

               19. Section 18.1 of the Lease is amended so that Tenant shall be required to surrender the Original Premises to Landlord broom clean and in the same condition as received except for ordinary wear and tear, which Tenant was not otherwise obligated to remedy under any provision of this Lease. Tenant shall be required to surrender the Additional Premises to Landlord broom clean and in the condition improved with the Tenant Improvements contemplated by the Work Letter - Additional Premises but without the Tenant Improvements identified by Landlord for removal at the expiration of the Lease Term during the Construction Documents approval process as set out in Section 1.3 of the Work Letter Additional Premises, except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this lease. Thirty (30) days prior to the expiration of the Lease, Landlord and Tenant will inspect the Premises for the purposes of Landlord identifying in writing within ten (10) days of such inspection which improvements are to remain and which improvements are to be removed by Tenant prior to the expiration of the Lease Term pursuant to the terms of the Lease and the Work Letter - Additional Premises. Tenant's obligation to remove those improvements identified by Landlord for removal must be completed prior to the termination of the Lease. If Tenant enters or should enter any portion of the Premises after the termination of the Lease for the purpose of removing such improvements, then such entry (or requirement to enter) shall be deemed to be holding over the entire Premises pursuant to the provisions of Section 18.5 below. Section 18.2 of the Lease shall be deemed amended to be consistent with the foregoing requirements.

               20. Exhibit "E-1" to the Lease is deleted and in its place is inserted Exhibit "E-2" attached hereto and by this reference incorporated herein. For all purposes, the Premises will be as described in this Amendment and as shown on Exhibit "E-2."

               21. All initial capitalized terms which are not otherwise defined in this Amendment shall have the meanings set forth in the Lease.

               22. Except as set forth in this Amendment, the Lease is unmodified and in full force and effect.

                                    Landlord:

                                    THE CAMPUS, LLC, a California
                                    limited liability company

                                    By:  NEWPORT NATIONAL
                                               CORPORATION, a California
                                               corporation, Member


                                               By:____________________________
                                               Its:___________________________

                                    Tenant:

                                    VIASAT, INC., a California
                                    corporation

                                             By:______________________________
                                             Its:_____________________________

                                             By:______________________________
                                             Its:_____________________________

                                 LEASE AGREEMENT



                                   THE CAMPUS






                                    LANDLORD

                          THE CAMPUS, LLC, A CALIFORNIA
                            LIMITED LIABILITY COMPANY





                                     TENANT

                     VIASAT, INC., A CALIFORNIA CORPORATION

                                TABLE OF CONTENTS

                                                                                                          PAGE
                                                                                                          ----
SUMMARY OF BASIC LEASE INFORMATION.......................................................................  i

ARTICLE 1                    DEFINITIONS.................................................................  1
               1.1           Additional Rent.............................................................  1
               1.2           Base Annual Rent............................................................  1
               1.3           Base Monthly Rent...........................................................  1
               1.4           Basic Terms.................................................................  1
               1.5           Business Days...............................................................  1
               1.6           Common Area Maintenance Charges.............................................  1
               1.7           Declarations................................................................  1
               1.8           Estimated Commencement Date.................................................  1
               1.9           Hazardous Materials.........................................................  1
               1.10          Hazardous Materials Laws....................................................  2
               1.11          Landlord....................................................................  2
               1.12          Landlord's Indemnitees......................................................  2
               1.13          Lease Interest Rate.........................................................  2
               1.14          Lease Term..................................................................  2
               1.15          Lease Year..................................................................  2
               1.16          Premises....................................................................  2
               1.17          Project.....................................................................  2
               1.18          Project Common Area.........................................................  2
               1.19          Property Taxes..............................................................  2
               1.20          Rent........................................................................  3
               1.21          Rules and Regulations.......................................................  3
               1.22          Site Plan...................................................................  3
               1.23          Tenant......................................................................  3
               1.24          Tenant Improvements.........................................................  3
               1.25          Tenant's Indemnitees........................................................  3
               1.26          Tenant's Proportional Share.................................................  3
               1.27          Work Letter.................................................................  3

ARTICLE 2                    PREMISES....................................................................  3
               2.1           Premises....................................................................  3
               2.2           Lease of the Premises.......................................................  4
               2.3           Suitability of Premises.....................................................  4
               2.4           Landlord's Work in the Premises.............................................  4
               2.5           Reduction in Premises and Lease Term........................................  4
               2.6           Right of First Refusal/Option to Expand.....................................  5
                             2.6.1          Grant of Right of First Refusal..............................  5
                             2.6.2          Option to Expand.............................................  6
                             2.6.3          Absence of Default...........................................  7
                             2.6.4          New Lease or Amendment to Lease..............................  8
                             2.6.5          Option to Expand and Right of First Refusal Personal.........  8

ARTICLE 3                    LEASE TERM..................................................................  8
               3.1           Lease Term..................................................................  8
               3.2           Commencement Date; Condition Precedent to Effectiveness.....................  8
               3.3           Delay in Commencement.......................................................  8


                                     I-(i)

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                                    PAGE
                                                                                                                    ----

               3.4           Early Occupancy........................................................................  9
               3.5           Option to Extend.......................................................................  9

ARTICLE 4                    RENTAL AND OTHER PAYMENTS.............................................................. 11
               4.1           Base Monthly Rent...................................................................... 11
               4.2           Interest on Past Due Obligations....................................................... 12
               4.3           Late Charges........................................................................... 12
               4.4           Security Deposit....................................................................... 12
                             4.4.1          Deposit of Funds........................................................ 12
                             4.4.2          Transfer of Security Deposit............................................ 12

ARTICLE 5                    OTHER CHARGES PAYABLE BY TENANT........................................................ 12
               5.1           Additional Rent and Rent............................................................... 12
               5.2           Property Taxes......................................................................... 12
                             5.2.1          Tenant Right to Contest Taxes........................................... 13
                             5.2.2          Consultation Regarding Taxes............................................ 13
                             5.2.3          Landlord Right to Contest Taxes; Tax Consulting Service................. 13
                             5.2.4          Liability for Penalties/Interest........................................ 13
               5.3           Insurance Charges...................................................................... 13
               5.4           Common Area Maintenance Charges........................................................ 13
                             5.4.1          Tenant to Bear Proportional Share of Common Area Maintenance Charges.... 13
                             5.4.2          Landlord's Common Area Maintenance Charges.............................. 13
                             5.4.3          Charges Under Declarations.............................................. 14
               5.5           Payment of Common Area Maintenance Charges, Property Taxes and Project Insurance
                             Charges................................................................................ 14
                             5.5.1          Year-End Adjustments.................................................... 15
                             5.5.2          Disputes Regarding Charges.............................................. 15
                             5.5.3          Limitation on Increase in Charges....................................... 15
               5.6           Personal Property Taxes................................................................ 15
                             5.6.1          Payment Prior to Delinquency............................................ 15
                             5.6.2          Contest of Personal Property Taxes...................................... 16

ARTICLE 6                    USE OF PROPERTY........................................................................ 16
               6.1           Permitted Uses......................................................................... 16
               6.2           Manner of Use.......................................................................... 16
                             6.2.1          Interference with Use/Nuisance.......................................... 16
                             6.2.2          Violation of Law/Insurance Provisions................................... 16
                             6.2.3          Permits................................................................. 17
               6.3           Rules and Regulations.................................................................. 17
               6.4           Landlord's Access...................................................................... 17
               6.5           Quiet Possession....................................................................... 17

ARTICLE 7                    HAZARDOUS MATERIALS.................................................................... 18
               7.1           Prohibition of Storage................................................................. 18
               7.2           Disclosure and Warning Obligations..................................................... 18
               7.3           Notice of Actions...................................................................... 18


                                     I-(ii)

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                                    PAGE
                                                                                                                    ----

               7.4           Hazardous Materials Indemnities........................................................ 19
               7.5           Assignment and Subletting.............................................................. 20
               7.6           Environmental Tests and Audits......................................................... 20
               7.7           Lease "As Is".......................................................................... 20
               7.8           Landlord's Representation and Warranty................................................. 20
               7.9           Survival............................................................................... 21
               7.10          Tenant's Limited Right of Cancellation................................................. 21

ARTICLE 8                    SERVICES AND UTILITIES................................................................. 21
               8.1           Payment and Arrangement................................................................ 21
               8.2           Interruption of Services and Utilities................................................. 21

ARTICLE 9                    PARKING AND CONTROL OF COMMON AREAS.................................................... 22
               9.1           Control of Project Common Areas by Landlord............................................ 22
               9.2           License................................................................................ 22
               9.3           Parcelization of the Project........................................................... 23
               9.4           Underground Line....................................................................... 23
               9.5           Installation of Satellite Dish......................................................... 23
                             9.5.1          Governmental Approvals.................................................. 23
                             9.5.2          Maintenance and Surrender............................................... 23
                             9.5.3          Taxes................................................................... 24
                             9.5.4          Utilities............................................................... 24
                             9.5.5          Terms of Lease.......................................................... 24

ARTICLE 10                   CONDITION OF PREMISES; MAINTENANCE OF THE PREMISES..................................... 24
               10.1          Tenant's Obligations................................................................... 24
                             10.1.1         Maintenance of the Premises............................................. 24
                             10.1.2         Repairs Due to Misuse................................................... 24
               10.2          Repair by Landlord..................................................................... 24
               10.3          Landlord's Obligations................................................................. 25
                             10.3.1         Landlord's Limited Warranty............................................. 25

ARTICLE 11                   ALTERATIONS, IMPROVEMENTS AND SIGNAGE.................................................. 25
               11.1          Changes/Alterations.................................................................... 25
               11.2          Manner of Construction................................................................. 25
               11.3          Intentionally Omitted.................................................................. 26
               11.4          Construction Insurance................................................................. 26
               11.5          Liens.................................................................................. 26
               11.6          Signage................................................................................ 26

ARTICLE 12                   INSURANCE AND INDEMNITY................................................................ 27
               12.1          Fire and Casualty Insurance............................................................ 27
               12.2          Insurance to be Obtained by Tenant..................................................... 27
                             12.2.1         Liability Insurance..................................................... 27
                             12.2.2         Insurance of Personal Property.......................................... 27
                             12.2.3         Additional Insurance Obligations........................................ 28
               12.3          Waiver of Subrogation.................................................................. 28


                                    I-(iii)

                               TABLE OF CONTENTS
                                  (continued)


                                                                                                                    PAGE
                                                                                                                    ----

               12.4          Form of Policies....................................................................... 28
               12.5          Indemnification........................................................................ 28
                             12.5.1         Indemnification of Landlord............................................. 28
                             12.5.2         Landlord's Nonliability................................................. 29
                             12.5.3         Indemnification of Tenant............................................... 29

ARTICLE 13                   ASSIGNMENT AND SUBLETTING.............................................................. 29
               13.1          Landlord's Consent Required............................................................ 30
               13.2          Intentionally Omitted. ................................................................ 30
               13.3          Transfer Without Consent............................................................... 30
               13.4          No Release of Tenant................................................................... 30
               13.5          Effect of a Transfer................................................................... 30
               13.6          Event of Bankruptcy.................................................................... 31
               13.7          No Merger.............................................................................. 31
               13.8          Assignment Fees and Procedures......................................................... 31

ARTICLE 14                   DAMAGE OR DESTRUCTION.................................................................. 31
               14.1          Repair of Damage by Landlord........................................................... 31
               14.2          Rent Abatement Due to Casualty......................................................... 32
               14.3          Landlord's Option to Repair............................................................ 32
               14.4          Damage Near End of Term................................................................ 32
               14.5          Waiver of Statutory Provisions......................................................... 32

ARTICLE 15                   CONDEMNATION........................................................................... 33
               15.1          Total Condemnation..................................................................... 33
               15.2          Partial Condemnation................................................................... 33
               15.3          Condemnation of Parking Area........................................................... 33
               15.4          Distribution of Condemnation Award..................................................... 33
               15.5          Waiver................................................................................. 33

ARTICLE 16                   DEFAULTS; REMEDIES..................................................................... 33
               16.1          Covenants and Conditions............................................................... 33
               16.2          Defaults by Tenant..................................................................... 34
               16.3          Remedies............................................................................... 34
               16.4          The Right to Relet the Premises........................................................ 35
               16.5          Waiver of Rights of Redemption......................................................... 36
               16.6          Cumulative Remedies.................................................................... 36
               16.7          Additional Remedies Upon Default....................................................... 36
               16.8          Default by Landlord.................................................................... 37
               16.9          Landlord's Cure........................................................................ 37

ARTICLE 17                   PROTECTION OF CREDITORS................................................................ 38
               17.1          Subordination.......................................................................... 38
               17.2          Attornment............................................................................. 38
               17.3          Signing of Documents................................................................... 38
               17.4          Estoppel Certificates.................................................................. 38
               17.5          Tenant's Financial Condition........................................................... 39


                              I-(iv)
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
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                                                                                                                    ----

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               17.6          Mortgagee Protection Clause............................................................ 39

ARTICLE 18                   TERMINATION OF LEASE................................................................... 39
               18.1          Condition Upon Termination............................................................. 39
               18.2          Non-Removal by Tenant.................................................................. 39
               18.3          Abandoned Property..................................................................... 40
               18.4          Landlord's Actions on Premises......................................................... 40
               18.5          Holding Over........................................................................... 40

ARTICLE 19                   MISCELLANEOUS PROVISIONS............................................................... 41
               19.1          Obligation to Refrain from Discrimination.............................................. 41
               19.2          Successors............................................................................. 41
               19.3          Severability........................................................................... 41
               19.4          Interpretation......................................................................... 41
               19.5          Other Tenancies........................................................................ 41
               19.6          Entire Agreement....................................................................... 41
               19.7          Landlord's Liability................................................................... 42
               19.8          Notices................................................................................ 42
               19.9          Waivers................................................................................ 42
               19.10         No Recordation......................................................................... 42
               19.11         Choice of Law.......................................................................... 42
               19.12         Corporate Authority; Partnership Authority............................................. 42
               19.13         No Partnership......................................................................... 43
               19.14         Joint and Several Liability............................................................ 43
               19.15         Attorneys' Fees........................................................................ 43
               19.16         Lender Modification.................................................................... 43
               19.17         Brokers................................................................................ 43
               19.18         Force Majeure.......................................................................... 43
               19.19         Tenant Obligations Survive Termination................................................. 43
               19.20         Tenant's Waiver........................................................................ 43
               19.21         Submission of Lease.................................................................... 44

                                     EXHIBITS

               Exhibit "A"...............................Site Plan

               Exhibit "B"...................Rules and Regulations

               Exhibit "C".............................Work Letter

               Exhibit "D" ......................Acceptance Letter

               Exhibit "E"............................CADD Diagram


                                     I-(v)

                                 LEASE AGREEMENT

                       SUMMARY OF BASIC LEASE INFORMATION

1.             Lease Date:                  December 8, 1994

2.             Landlord:                    The Campus, LLC, a California
                                            limited liability company

3.             Address of Landlord:         c/o Newport National Corporation
                                            5050 Avenida Encinas, Suite 350
                                            Carlsbad, CA  92008
                                            Attn:  Mr. Scott Brusseau

4.             Tenant:                      ViaSat, Inc., a California
                                            corporation

5.             Address of Tenant:           2290 Cosmos Court
                                            Carlsbad, CA  92009-1585

6.             Premises (Section          Suite No.: 150
               2.1 of Lease):
                                            Project Rentable Area: 156,436
                                            square feet

                                            Building Rentable Area:
                                            49,675 square feet

                                            Premises Rentable Area:
                                            Approximately 49,675 square feet.
                                            The Premises are comprised of the
                                            East Wing and the West Wing as set
                                            forth in Section 2.5. The East Wing
                                            and the West Wing will be delivered
                                            to Tenant on separate dates as set
                                            forth in Section 3.3 and the Work
                                            Letter. The East Wing consists of
                                            approximately 17,684 rentable square
                                            feet and the West Wing consists of
                                            approximately 31,991 rentable square
                                            feet. The West Wing consists of two
                                            phases, the First Phase and the
                                            Second Phase. The First Phase
                                            contains approximately (20,000)
                                            square feet. The Second Phase
                                            consists of approximately twelve
                                            thousand (12,000) square feet.

                                            Tenant's Building Proportional
                                            Share: 100%

                                            Tenant's Project Proportional Share:
                                            31.75%

7.             Project:                     The Campus, Carlsbad

               Building:                    5964 La Place Court, Carlsbad,
                                            California 92008

8.             Lease Term
               (Article 3 of Lease):        Lease Term: Sixty (60) months

                                            Estimated Lease Commencement Date:
                                            May 1, 1995


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                                            Estimated Lease Expiration Date:
                                            April 30, 2000

9.             Rent                         Base Rent:

               (Article 4 of Lease)         $.67 per rentable square foot of the
                                            Premises, subject to adjustment as
                                            set forth in Section 4.1

                                            Initial Base Monthly Rent:
                                            $33,282.25

                                            Initial Base Annual Rent:
                                            $399,387.00


                                            First Month's Base Monthly Rent due
                                            upon the date Landlord acquires
                                            title to the Project pursuant to
                                            Section 3.2

                                            Late Charge: Ten percent (10%) of
                                            the overdue amount

                                            Lease Interest Rate: Ten percent
                                            (10%)

10.            Use (Article 6 of            General Office, Assembly and
               Lease):                      Manufacturing

11.            Security Deposit             None
               (Article 4 of Lease):

12.            Brokers (Section           Landlord's Broker:  None
               19.17 of Lease):             Tenant's Broker: Rick Reeder,
                                            Business Real Estate

13.            Lease Guarantors:            None

14.            Tenant Improvement           Ten Dollars ($10.00) per rentable
               Allowance                    square foot of the Premises
               (See Work Letter -
               Exhibit "C")

15. Exhibits and Addenda: The following exhibits and addenda are attached hereto and incorporated into this Lease:

               EXHIBITS:

               Exhibit "A"..........................................Site Plan

               Exhibit "B"..............................Rules and Regulations

               Exhibit "C"........................................Work Letter

               Exhibit "D" .................................Acceptance Letter

               Exhibit "E".......................................CADD Diagram


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
               OTHER EXHIBITS

               None

               ADDENDA:

               None


               The foregoing Summary of Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to the Summary of Basic Lease Information shall mean the information set forth above and shall be construed to incorporate all of the terms provided under the particular lease paragraph pertaining to such information. In the event of a conflict between the Summary of Basic Lease Information and the Lease, the terms of the Lease shall prevail.

                     LANDLORD:

                     The Campus, LLC, a California limited liability company

                     By: Newport National Corporation, a California corporation
                         Its:      Manager


                         By:/s/ Scott R. Brusseau
                            ---------------------------------
                         Name:  Scott R. Brusseau
                         Title:  President


                     TENANT:


                     ViaSat, Inc., a California corporation


                     By: /s/ Greg Monahan
                        ---------------------------
                     Name: Greg Monahan
                           ------------------------
                     Title:Vice President
                           ------------------------


                     By:___________________________
                     Name:_________________________
                     Title:________________________

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                                    II-(iii)

                                      LEASE


               This Lease, which includes the Basic Terms (as hereinafter defined) ("Lease"), is made as of December 8, 1994, by and between The Campus, LLC, a California limited liability company ("Landlord") and ViaSat, Inc., a California corporation ("Tenant").

                                    ARTICLE 1

                                   DEFINITIONS

               In addition to the defined terms set forth elsewhere in this Lease, unless the context otherwise requires, the following terms shall have the meanings set forth below.

               1.1 ADDITIONAL RENT. "Additional Rent" refers collectively to the Tenant's Proportional Share of Common Area Maintenance Charges, Property Taxes and Project Insurance Charges and any other charges due and payable by Tenant under this Lease other than Base Monthly Rent or Base Annual Rent.

               1.2 BASE ANNUAL RENT. "Base Annual Rent" means the Base Monthly Rent calculated on an annual basis.

               1.3 BASE MONTHLY RENT. "Base Monthly Rent" means the rental specified in Article 4 of this Lease.

               1.4 BASIC TERMS. "Basic Terms" means the Summary of Basic Lease Information set forth at the beginning hereof.

               1.5 BUSINESS DAYS. "Business Days" means any day on which business is conducted by federal savings banks in San Diego County, California.

               1.6 COMMON AREA MAINTENANCE CHARGES. "Common Area Maintenance Charges" means the costs and expenses described in Section 5.4.2 of this Lease.

               1.7 DECLARATIONS. "Declarations" means any Declaration or Declarations of Covenants, Conditions and Restrictions which have been or may be recorded against all or a portion of the Project, including but not limited to, the Declaration of Restrictions recorded April 22, 1982 in the San Diego County Recorder's Office as Instrument No. 82-114942 and recorded May 12, 1982 as Instrument No. 82- 141190, as amended from time to time.

               1.8 ESTIMATED COMMENCEMENT DATE. "Estimated Commencement Date" refers to the date specified in Item 8 of the Basic Terms.

               1.9 HAZARDOUS MATERIALS. The term "Hazardous Material(s)" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material which are, or in the future become, regulated under applicable local, state or federal law for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or

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                                       1
fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde and (vii) radioactive materials and waste.

               1.10 HAZARDOUS MATERIALS LAWS. The term "Hazardous Materials Law(s)" shall mean any federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authority, existing now or in the future, which classify, regulate, list or define hazardous substances, materials, wastes contaminants, pollutants and/or the Hazardous Materials.

               1.11 LANDLORD. "Landlord" means the person or entity described in
Item 2 of the Basic Terms.

               1.12 LANDLORD'S INDEMNITEES. "Landlord's Indemnitees" shall refer collectively to Landlord's agents, partners, members, managers, shareholders, officers, directors, employees, successors and/or assigns.

               1.13 LEASE INTEREST RATE. "Lease Interest Rate" means the interest rate specified in Item 9 of the Basic Terms.

               1.14 LEASE TERM. "Lease Term" means the entire period commencing with the Commencement Date and continuing for the period specified in Item 8 of the Basic Terms, plus any extensions, renewals or holding over periods.

               1.15 LEASE YEAR. "Lease Year" or "lease year" shall mean a consecutive twelve (12) month period during the Lease Term commencing on the Commencement Date provided that the Lease Year may be adjusted by Landlord to commence on the first day of a calendar month after the Commencement Date.

               1.16 PREMISES. "Premises" means the space described in Section
2.1 and delineated on the Site Plan.

               1.17 PROJECT. "Project" means the office and industrial project commonly known as The Campus at Carlsbad, and is more particularly described in Exhibit "A," together with all fixtures, equipment and personal property owned by Landlord, now or hereafter situated or located therein or thereupon and used in connection with the operation and maintenance thereof.

               1.18 PROJECT COMMON AREA. "Project Common Area" means all areas, space, equipment and special services which are from time-to-time provided by Landlord for the common or joint use and benefit of the occupants of the Project and Building, their employees, agents, servants, customers and other invitees, including without limitation, parking areas, access roads, driveways, retaining walls, landscaped areas, truck service-ways, stairs, ramps, sidewalks, pools, patios, hardscapes, electrical rooms, mailrooms, common area restrooms and locker rooms and hallways.

               1.19 PROPERTY TAXES. "Property Taxes" means: (i) general real property and improvements taxes, any form of assessment, special assessment or reassessment, any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or other tax imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agriculture, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Project or against Landlord's business of leasing the Project; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Project by any governmental agency; (iv) any tax imposed upon this transaction or based upon a reassessment of the Project due to a change in ownership or transfer of all or part of Landlord's interest in

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                                       2
the Project; and (v) any charge or fee replacing any tax previously included within the definition of Property Taxes. "Property Taxes" does not, however, include Landlord's Federal or State income, franchise, inheritance or estate taxes.

               1.20 RENT. "Rent" and/or "rent" shall mean the Base Monthly Rent, Additional Rent and any other amounts Tenant is required to pay under this Lease.

               1.21 RULES AND REGULATIONS. "Rules and Regulations" mean the rules and regulations set forth in Exhibit "B" attached to this Lease.

               1.22 SITE PLAN. "Site Plan" refers to the Site Plan attached as Exhibit "A."

               1.23 TENANT. "Tenant" means the person or entity described in
Item 4 of the Basic Terms.

               1.24 TENANT IMPROVEMENTS. "Tenant Improvements" shall refer to the Tenant Improvements as defined in the Work Letter attached hereto as Exhibit "C."

               1.25 TENANT'S INDEMNITEES. "Tenant's Indemnitees" shall refer collectively to Tenant's agents, partners, members, managers, shareholders, officers, directors, employees, successors and/or assigns.

               1.26 TENANT'S PROPORTIONAL SHARE. "Tenant's Proportional Share" shall mean both Tenant's Building Proportional Share and Tenant's Project Proportional Share. Tenant's Building Proportional Share shall be the percentage obtained by dividing the square footage of the Premises by the total square footage of the Building and Tenant's Project Proportional Share shall be the percentage obtained by dividing the square footage of the Premises by the total leasable square footage of the Project. Tenant's Building Proportional Share and Tenant's Project Proportional Share shall initially be as set forth in Item 6 of the Basic Lease Provisions.

               1.27 WORK LETTER. "Work Letter" means the Work Letter which is attached to this Lease as Exhibit "C."

                                    ARTICLE 2

                                    PREMISES

               2.1 PREMISES. Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The Premises are located in the Building. The Building is, in turn, located in and constitutes a portion of the Project. Landlord reserves the right to change the shape, size, location, number and extent of the improvements shown on the Site Plan and eliminate or add any improvements to any portion of the Project as provided in Article 5. The rentable area of the Premises, Building and Project are set forth on the CADD Diagram attached hereto and incorporated herein as Exhibit "E." In the first thirty (30) days after the Commencement Date, Landlord and Tenant shall verify the rentable area of the Premises, Building and/or Project and a change shall be made to such rentable area amounts only to the extent the Tenant Improvements are constructed in a configuration other than as set forth on the CADD Diagram. In the event that Landlord determines during such thirty (30) day period that the rentable area of either the Premises, Building, and Project differ from the amount set forth in Item 6 of the Basic Terms, all amounts, percentages and figures appearing or referred to in this Lease, including, without limitation, Tenant's Proportional Share, based upon such incurred amount shall be revised accordingly and such revised figures shall be deemed to be the rentable area of the Premises, Building or Project, respectively. In such case, the Base Monthly Rent and any other payments due hereunder which are based on a rentable

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
square footage basis shall be increased or decreased accordingly. The purpose of the Site Plan is to show the approximate location of the Premises. Notwithstanding any other provision contained in this Lease except Section 9.1 with respect to the provision of a minimum number of parking spaces, Landlord reserves the right at any time to vary and adjust the size of the various buildings, the location of any other tenant, automobile parking areas, and other common areas as shown on said Site Plan, provided, however, that said parking area (including landscaped common areas) shall at all times provide for not less than the minimum parking required by the local jurisdiction in which the Project is located and the minimum requirements established under any deed restrictions or covenants, conditions and restrictions encumbering the Premises.

               2.2 LEASE OF THE PREMISES. Tenant acknowledges that this Lease is subordinate and subject to the Declarations, all liens, encumbrances, deeds of trust, reservations, restrictions and other matters affecting the Project or the Premises and any law, regulation, rule, order or ordinance of any governmental entity applicable to the Project or the Premises or the use or occupancy thereof, in effect on the execution of this Lease or thereafter promulgated. Landlord grants Tenant during the Lease Term the concurrent right to use the Project Common Area on a nonexclusive basis and subject to the provisions of this Lease. Easements for light and air are not included in the leasing of these Premises to Tenant. Landlord further reserves the exclusive right of access to the roof, except for any rights of access specifically granted to Tenant under the terms of this Lease or any rights of access approved by Landlord, in its sole discretion, in writing.

               2.3 SUITABILITY OF PREMISES. Tenant acknowledges that, except as expressly set forth herein, Landlord has made no representation or warranty regarding the condition of the Premises or the Project or the suitability of such Premises or the Project for the operation or conduct of Tenant's business thereon or for any other purpose. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were acceptable to Tenant and in satisfactory condition to conduct business at such time.

               2.4 LANDLORD'S WORK IN THE PREMISES. The Premises shall be completed as set forth in the Work Letter. Except as specifically set forth in this Lease and the Work Letter, Landlord shall not provide or pay for any interior improvement work or services related to the improvement of the Premises.

               2.5 REDUCTION IN PREMISES AND LEASE TERM. In the event that Landlord does not obtain assurances acceptable to Landlord and Tenant, each acting in their own reasonable discretion, on or before March 15, 1995 from Torrey Pines Research ("Existing Tenant") that Existing Tenant will abandon that portion of the Premises shown on Exhibit "A" attached hereto and incorporated herein and identified as the "East Wing," on or before October 1, 1995, then (a) the area of the "Premises" for purpose of this Lease shall be automatically reduced by the area of the East Wing so that the Premises only includes that portion of the Premises shown on Exhibit "A" as the "West Wing," and the provisions set forth in the Summary of Basic Lease Provisions which are determined by the rentable square footage of the Premises, including Tenant's Building Proportionate Share, Tenant's Project Proportional Share, Base Rent, and the Security Deposit, shall be reduced proportionally in accordance with the percent reduction in the rentable area of the Premises and (b) Tenant shall have the option, which option may be exercised in Tenant's sole discretion, to give notice to Landlord on or before July 1, 1995 electing to change the Lease Term from sixty (60) months to forty-eight (48) months. For purposes of this Section 2.5, the parties agree that the rentable square footage of the East Wing is seventeen thousand six hundred eighty-four (17,684) rentable square feet. In the event that Landlord obtains assurances acceptable to Landlord that the Existing Tenant will abandon by October 1, 1995 the East Wing then Landlord shall provide notice thereof to Tenant together with such assurances and Tenant, within ten
(10) days thereafter, shall deliver notice to Landlord whether such assurances are acceptable. If Tenant fails to deliver such notice, Tenant shall be deemed to approve the assurances provided by Landlord. If Tenant delivers notice to Landlord that such

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
assurances are not acceptable, the parties shall meet within four (4) days thereafter to discuss the assurances provided and determine what additional assurances are reasonably necessary, if any. On the date that such assurances are reasonably approved by Tenant or deemed approved by Tenant, the provisions of the Work Letter shall be triggered for the East Wing. After the Lease Date and until March 15, 1995, Landlord shall use its best efforts to cause Existing Tenant to agree before March 15, 1995 to abandon the East Wing on or before October 1, 1995, provided, however, that Landlord shall not be required to incur any cost, expense or liability to obtain such agreement. In the event that Landlord is unable to obtain reasonable assurances on or before March 15, 1995 and the Premises are reduced as provided herein, but Existing Tenant abandons the East Wing on or before July 1, 1995 without the requirement of payment or any other consideration by Landlord to do so, Landlord shall give written notice to Tenant thereof. Within five (5) Business Days after such notice, Tenant may elect, by written notice to Landlord, to lease the East Wing on the terms and conditions contained in this Lease, provided, however, that the Lease Term shall be sixty (60) months regardless of whether or not Tenant has delivered a notice under subsection (b) above.

               2.6 RIGHT OF FIRST REFUSAL/OPTION TO EXPAND.


                    2.6.1 GRANT OF RIGHT OF FIRST REFUSAL. Subject to the conditions set forth herein, Landlord hereby grants to Tenant a right of first refusal ("Right of First Refusal") to lease certain rentable space within the Project. If at any time during the Lease Term, Landlord receives an offer to lease (the "Offer") all or any of the rentable space in the Project ("Expansion Space"), Landlord shall notify Tenant that Landlord has received an offer to lease such Expansion Space, which notice shall specify the amount of Base Monthly Rent for such Expansion Space, the allowance for tenant improvements for such Expansion Space, the term of the lease for such Expansion Space and the other terms and conditions contained in the Offer ("Refusal Expansion Notice"). Tenant agrees that the term "Offer" shall not include any exercise of an option or right of first refusal held by any third party as of the Lease Date. Within thirty (30) days after the satisfaction of the contingencies contained in
Section 3.2, Landlord shall provide Tenant with a list of those parties holding a right of first refusal or an option to expand for any portion of the Project as of the Lease Date.

                         a. If Tenant, within four (4) Business Days after
receipt of the Refusal Expansion Notice, indicates in writing its agreement to lease such Expansion Space, such Expansion Space shall be included within the Premises and leased to Tenant pursuant to the terms and conditions contained in the Offer, including, but not limited to, with respect to the building located at 5962 La Place Court, any requirement in the Offer that Tenant use Landlord's standard form of lease agreement for such Expansion Space which standard form shall be commercially reasonable given the particularities of the Project and such Expansion Space.

                         b. If Tenant does not notify Landlord in writing within
such four (4) Business Day period of its agreement to lease the Expansion Space, or if Tenant delivers notice of its intent to lease the Expansion Space but Tenant fails to execute an Amendment of Lease or New Lease as described in
Section 2.6.4 below within five (5) Business Days of delivery of such Amendment of Lease or ten (10) Business Days after delivery of the New Lease by Landlord to Tenant (or five (5) Business Days to the extent Landlord and Tenant have previously negotiated the form of and entered into a New Lease), then this Right of First Refusal shall expire. If Tenant fails to exercise its Right of First Refusal and thereafter Landlord fails to execute a lease for such Expansion Space within one hundred twenty (120) days after delivery of Landlord's Refusal Expansion Notice with the prospective tenant identified in the Offer, then this Right of First Refusal shall be reinstated and Tenant shall have the right to exercise the Right of First Refusal on the same terms as set forth in this
Section 2.6.1.

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
                    2.6.2 OPTION TO EXPAND. Subject to the conditions set forth herein, Landlord hereby grants to Tenant an Option to Expand ("Option to Expand") to lease the Expansion Space. If at any time during the Lease Term, Landlord determines that a portion of the Expansion Space will become available for lease at any time within the next twelve (12) months and that no third party has a right of first refusal or option to lease such Expansion Space or upon the failure of any such third party to exercise any right of first refusal or option to lease such Expansion Space, Landlord shall notify Tenant that such Expansion Space is available for lease ("Option Expansion Notice"). Tenant may, in its sole discretion, elect to exercise the Option to Expand only by delivery of written notice to Landlord ("Notice of Intention to Expand") within seventy-two
(72) days after receiving the Option Expansion Notice. The parties acknowledge and agree that this Option to Expand is subordinate to the Right of First Refusal. Accordingly, if Landlord receives an Offer pursuant to Section 2.6.1 at any time prior to Tenant's notice to institute the arbitration procedure pursuant to Section 2.6.2(b) below, Tenant shall have the Right of First Refusal with respect to such Offer but shall have no further Option to Expand with respect to such Expansion Space except to the extent Landlord fails to enter into a lease with respect to the Expansion Space in the time period prescribed in Section 2.6.1(b).

                         a. In the event Tenant gives a Notice of Intention to
Expand for such Expansion Space, Tenant shall be subject to all the terms and conditions of this Lease other than the Business Terms (as such term is defined below) with respect to any lease of Expansion Space at 5966 La Place Court or the Building or the terms and conditions of a New Lease (as defined in Section 2.6.4) with respect to any Expansion Space located at 5962 La Place Court with respect to such Expansion Space; provided, however, that Base Annual Rent for such Expansion Space shall be equal to ninety-five percent (95%) of the fair market rental for the Expansion Space if the Expansion Space is located at 5964 La Place Court or in the Building and ninety-eight percent (98%) of the fair market rental for the Expansion Space if the Expansion Space is located at 5962 La Place Court. For purposes of this Lease, fair market rental ("Fair Market Rental") shall be the market rental for such Expansion Space, taking into account the quality of such Expansion Space, the lease term, the quality and nature of existing tenant improvements, the cap on the tenant improvement set forth in subsection (b) below, the financial strength of Tenant, the square footage of such Expansion Space, the other amenities in the Project and any other Business Terms (as defined in subsection b below).

                         b. Concurrently with the delivery of the Notice of
Intention to Expand, Tenant shall deliver to Landlord, Tenant's good faith determination of Tenant's calculation of the Fair Market Rental ("Fair Market Rental Calculation") and Tenant's other proposed business terms for the lease of the Expansion Space, including, but not limited to, the lease term (which shall not be less than eighteen (18) months), the desired tenant improvement allowance (which shall not be greater than Five Dollars ($5.00) per rentable square foot except on the East Wing, in the event that the area of the Premises is reduced pursuant to the terms of Section 2.5 of this Lease, which shall not be greater than Ten Dollars ($10.00) per rentable square foot), the proposed use of such Expansion Space (which use shall be consistent with the Permitted Uses or otherwise consistent with the Project), or any limitation or cap on Tenant's obligation to pay Tenant's share of common area maintenance or other common charges applicable to the Project (collectively, "Business Terms"). Such Fair Market Rental Calculation shall include a narrative explanation of the reasons justifying Tenant's determination, information regarding rental rates paid at other comparable projects in the vicinity of the Project and any other information reasonably requested by Landlord. Landlord shall have the right, in its reasonable discretion, to accept or reject Tenant's calculation of Fair Market Rental or the proposed Business Terms. Landlord shall deliver notice of acceptance or rejection within five (5) Business Days of receipt of Tenant's calculation of the Fair Market Rental ("Landlord's Notice"). If Landlord rejects Tenant's calculation of Fair Market Rental or the other proposed Business Terms, Landlord and Tenant shall meet and negotiate in good faith to attempt to reach agreement on the Fair Market Rental and the Business Terms. If Landlord and Tenant are unable to reach agreement within ten (10) days of the delivery of Landlord's Notice ("Negotiation

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
Period"), (a) in the case such Expansion Space is less than one thousand five hundred (1,500) rentable square feet, Tenant's Expansion Option for such Expansion Option shall expire and be of no further force and effect until the expiration of any future lease for such Expansion Space but Tenant shall retain its Right of First Refusal with respect to such Expansion Space or (b) in the case such Expansion Space is one thousand five hundred (1,500) or more rentable square feet, Tenant may elect, by written notice to Landlord within one (1) Business Day of the expiration of the Negotiation Period, to elect to institute the arbitration procedure set forth in Subsection (c) below. In the event Tenant fails to give such notice, Tenant shall be deemed to waive its rights to institute the arbitration procedure and the Option to Expand for such Expansion Space shall expire and be of no further force and effect until the expiration of any future lease for such Expansion Space but Tenant shall retain its Right of First Refusal with respect to such Expansion Space.

                         c. Within five (5) days after delivery by Tenant of its
notice to institute the arbitration procedure, Landlord and Tenant shall meet and appoint a mutually acceptable appraiser to determine the Business Terms and Fair Market Rental based upon the Business Terms, taking into account the quality of such Expansion Space, the quality and nature of existing tenant improvements, the financial strength of Tenant, the square footage of such Expansion Space and the other amenities in the Project. The appraiser shall be an appraiser with at least five (5) years experience in appraising similar projects in San Diego County and an employee or principal of either Lipman, Stevens & Marshall, Inc. (San Diego office) or D.F. Davis Real Estate, Inc. (San Diego office). If Landlord and Tenant are unable to select a mutually agreeable appraiser from either of such companies within such five (5) day period, the President (or officer of similar stature) of Lipman, Stevens & Marshall, Inc. (San Diego office) shall choose an appraiser from such company who meets the above experience requirement and such appraiser appointed shall be the appraiser for purposes of this subsection (c). If Lipman, Stevens & Marshall, Inc. (San Diego office) is dissolved or not otherwise in business in San Diego County at the time the appraisal procedure is implemented, the President (or officer of similar stature) of D.F. Davis Real Estate, Inc. (San Diego office) shall select an appraiser from such company. The appraiser shall not have any financial or personal interest in the result of the appraisal and shall disclose any circumstances likely to create a presumption of bias or prevent a prompt meeting with the parties. After selection or appointment of the appraiser, Landlord and Tenant shall submit information regarding the proposed Business Terms and Fair Market Rental to the appraiser. To the extent that the parties are able to stipulate to any or all of the Business Terms, such stipulation shall also be submitted to the appraiser, otherwise no evidence of negotiations between the parties shall be submitted to the appraiser. Within fifteen (15) days after submission of information by Landlord and Tenant to the appraiser, the appraiser shall determine any remaining Business Terms and the Fair Market Rental for the Expansion Space. The fees for the arbitrator shall be paid by the party whose calculation of Fair Market Rental (given the Business Terms) varied the most from the Fair Market Rental as determined by the arbitrator.

                    2.6.3 ABSENCE OF DEFAULT. Notwithstanding the foregoing, if Tenant is in default under this Lease Term, Tenant may not exercise the Option to Expand or the Right of First Refusal. In addition to the foregoing, all rights of Tenant to the Option to Expand or the Right of First Refusal shall terminate and be of no further force and effect, even after Tenant's due and timely exercise thereof, if, after such exercise, but prior to the commencement date of the lease for the applicable Expansion Space: (a) Tenant fails more than three (3) times during the Lease Term to pay to Landlord a monetary obligation of Tenant for a period of ten (10) days after such obligation has become due;
(b) Tenant fails to cure a material nonmonetary default in a timely fashion after receiving notice with respect thereto from Landlord as set forth in
Section 16.2.5; or (c) Landlord gives to Tenant three (3) or more notices of default after defaults by Tenant, whether or not such defaults are ultimately cured. Landlord's waiver of its right to terminate this Lease due to Tenant's default in any instance shall not be deemed a waiver of the foregoing conditions precedent and conditions subsequent to the exercise of the Option to Expand and Right of First Refusal.

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                    2.6.4 NEW LEASE OR AMENDMENT TO LEASE. Tenant shall, within five (5) Business Days after delivery to Tenant, execute a new lease upon the applicable terms and conditions for any Expansion Space located in the building at 5962 La Place Court ("New Lease") (except to the extent that Landlord and Tenant have not previously negotiated the form of and executed a lease for the building at 5962 La Place Court in which event Tenant shall execute within ten
(10) Business Days) or an amendment to this Lease for any Expansion Space located in the building located at 5966 La Place Court or in the Building upon the applicable terms and conditions and only including the Business Terms in this Lease for the Expansion Space to the extent determined as set forth in
Section 2.6.2 ("Amendment to Lease").

                    2.6.5 OPTION TO EXPAND AND RIGHT OF FIRST REFUSAL PERSONAL. The Option to Expand and Right of First Refusal granted to Lessee in this Lease are personal to the original Lessee and may be exercised only by the original Lessee while occupying the Premises, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity. The Option to Expand and Right of First Refusal herein granted to Lessee are not assignable separate and apart from this Lease, nor may the Option to Expand or Right of First Refusal be separated from the Lease in any manner, either by reservation or otherwise.

                                    ARTICLE 3

                                   LEASE TERM

               3.1 LEASE TERM. The term of this Lease ("Lease Term") shall be for the period of time specified in the Basic Terms, but shall be extended to include any fraction of a calendar month between the commencement of the Lease Term and the first day of the first full calendar month thereof. Notwithstanding the Lease Term, this Lease is a binding contract between Landlord and Tenant from and after the date of full execution and delivery hereof by both parties, enforceable in accordance with its terms.

               3.2 COMMENCEMENT DATE; CONDITION PRECEDENT TO EFFECTIVENESS. The commencement date of the Lease Term ("Commencement Date") shall be the later to occur of the Substantial Completion of the First Phase of the West Wing (as defined in the Work Letter) or April 15, 1995. The date of Substantial Completion of the East Wing or the Second Phase of the West Wing shall not in any way affect the Commencement Date of this Lease and the expiration date for the lease of the East Wing and Second Phase of the West Wing shall be the same date as the expiration date for the lease of the First Phase of the West Wing. The parties agree that this Lease shall not be effective unless and until Landlord acquires the Project pursuant to the terms and conditions of that certain Purchase and Sale Agreement dated October 26, 1994 by and between Metropolitan Life Insurance Company, as Seller, and NTN Communications, as Buyer, as amended from time to time. In the event Landlord has not acquired the Project on or before January 6, 1995, this Lease shall terminate and be of no further force and effect.

               3.3 DELAY IN COMMENCEMENT. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant by the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom provided, however, that in the event that the existing tenant in the West Wing, Greenfield Environmental Systems, Inc. ("Greenfield"), does not vacate the West Wing on or before May 31, 1995, Landlord shall give written notice thereof to Tenant. During the two (2) months after delivery of such notice, Tenant can elect, by written notice to Landlord, to terminate this Lease if Greenfield has not abandoned the West Wing as of the date of such notice and neither party shall have any further

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
obligations hereunder or be liable for any loss or damage resulting from such termination. If Greenfield has not abandoned the West Wing on or before July 31, 1995, this Lease shall automatically terminate and neither party shall have any further obligations hereunder or be liable for any loss or damages resulting from such termination. The parties also acknowledge and agree that any delay by Greenfield in abandoning the West Wing on or before May 31, 1995 will result in similar delays in Landlord's ability to deliver the West Wing and the parties ability to meet certain of the Tenant Improvement deadlines set forth herein. Landlord agrees to use commercially reasonable efforts to prosecute an unlawful detainer action against Greenfield in the event Greenfield does not abandon the space occupied by Greenfield at the expiration of Greenfield's lease. In addition to the above, Tenant may terminate this Lease on or before fifteen (15) days after the Latest Delivery Date (as defined below) by written notice thereof to Landlord in the event Landlord is unable to deliver possession of the West Wing after Substantial Completion thereof (as defined in the Work Letter) on or before August 1, 1995, as such date shall be extended for the period of any Tenant Delays (as defined in the Work Letter) or Force Majeure ("Latest Delivery Date"). Furthermore, the parties recognize that any delay in the Commencement Date will result in the adjustment of certain dates in this Lease that are dependent upon or tied to the Commencement Date. Upon delivery of possession of the Premises to Tenant, Tenant shall, within five (5) days of request therefor by Landlord, execute an acceptance letter ("Acceptance Letter") in substantially the form of the Acceptance Letter attached hereto as Exhibit "D"; provided, however, that the failure of Tenant to execute such Acceptance Letter shall not affect any obligation of Tenant hereunder or Landlord's determination of the Commencement Date. If the Tenant fails to execute and deliver such Acceptance Letter in the form proposed by Landlord, then Landlord and any prospective purchaser or encumbrancer may conclusively presume and rely upon the following facts: (i) that the Premises were in an acceptable condition and were delivered in compliance with all requirements of the Work Letter and (ii) the Commencement Date is the date specified in the Acceptance Letter proposed by Landlord. In addition to the above, the parties recognize and acknowledge that the Premises are comprised of the East Wing and the West Wing and that possession to the East Wing will be delivered to Tenant subsequent to the delivery of the West Wing. During the period prior to Substantial Completion of the East Wing, the Rent associated with the East Wing, including the Base Monthly Rent and Tenant's Proportional Share, shall be abated and waived.

               3.4 EARLY OCCUPANCY. Landlord shall notify Tenant of the anticipated Commencement Date at least twenty (20) days but not more than forty
(40) days prior to the Commencement Date. Tenant shall have the right, but not the obligation, to enter the Premises, from and after the date which is fifteen
(15) days prior to the anticipated Commencement Date set forth in the Landlord's notice for the purpose of installing furniture, fixtures and special improvements on the terms and conditions contained in the Work Letter; provided however, Tenant shall not unreasonably interfere with Landlord's construction and installation of Tenant Improvements. If Tenant enters or occupies the Premises prior to the Commencement Date solely for the purpose of preparing the Premises for the conduct of business thereon and not for the purposes of conducting business thereon, Tenant's entry and/or occupancy of the Premises shall be subject to all of the provisions of this Lease and the Work Letter with the exception of the payment of Base Annual Rent and Additional Rent, which obligations shall commence as of the Commencement Date. Tenant shall not be charged for electrical consumption during any period prior to the Commencement Date. If requested by Landlord, Tenant shall execute a hold harmless agreement in a form prepared by Landlord. Early occupancy of the Premises shall not advance the expiration date of this Lease.

               3.5 OPTION TO EXTEND. Landlord hereby grants to Tenant two (2) options (individually, an "Extension Option") to extend the term of this Lease for one (1) period of two (2) years each (individually, an "Extension Term"). Tenant shall be required to give written notice of the exercise of each Extension Option ("Notice of Intention to Extend") to Landlord not later than nine (9) months eighteen (18) days prior to the expiration date of the Lease, or, if applicable, prior to the expiration of the then effective Extension Term.

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                    3.5.1 In the event Tenant elects to exercise an Extension
Option, Tenant shall be subject to all the terms and conditions of this Lease during the term of the Extension Term; provided, however, that Base Annual Rent for the first year of each Extension Term shall be equal to ninety-five percent (95%) of the fair market rental for a two (2) year lease. For purposes of this Lease, fair market rental shall be the market rental for the Premises, taking into account the quality of space leased to the Tenant, the length of the Extension Term, the quality of the existing Tenant Improvements, the financial strength of Tenant, the square footage of the Premises, the other amenities in the Project and the other terms of this Lease ("Fair Market Rental").

                    3.5.2 Concurrently with the delivery of the Notice of Intention to Extend, Tenant shall deliver to Landlord, Tenant's good faith determination of Tenant's calculation of the Fair Market Rental ("Fair Market Rental Calculation") based upon this Lease and the terms, covenants, and rights provided for in the Lease. Such Fair Market Rental Calculation shall include a narrative explanation of the reasons justifying Tenant's determination, information regarding rental rates paid at other comparable projects in the vicinity of the Project and any other information requested by Landlord.

                    3.5.3 Landlord shall have the right, exercised in good faith, to accept or reject Tenant's calculation of Fair Market Rental, provided, however, that Landlord may only reject Tenant's calculation if Landlord reasonably determines that Tenant's calculation of Fair Market Rental does not reflect at least ninety-five percent (95%) of the Fair Market Rental for the Premises. Landlord shall deliver notice of acceptance or rejection within five
(5) Business Days of receipt of Tenant's calculation of the Fair Market Rental ("Landlord's Notice"). If Landlord delivers Landlord's Notice, Landlord and Tenant shall meet to attempt to reach agreement on the Fair Market Rental. If Landlord and Tenant are unable to reach agreement within ten (10) days of the delivery of Landlord's Notice, Tenant may elect, by written notice to Landlord within One (1) Business Day of the expiration of the Negotiation Period, to elect to institute the arbitration procedure set forth in Subsection (c) below. In the event Tenant fails to give such notice, Tenant shall be deemed to waive its rights to institute the arbitration procedure and the Option to Extend shall expire and be of no further force and effect.

                         a. Within five (5) days after delivery by Tenant of its
notice to institute the arbitration procedure, Landlord and Tenant shall meet and appoint a mutually acceptable appraiser to determine the Fair Market Rental, taking into account the quality of such Expansion Space, the quality and nature of existing tenant improvements, the financial strength of Tenant, the square footage of the Premises and the other amenities in the Project. The appraiser shall be an appraiser with at least five (5) years experience in appraising similar projects in San Diego County and an employee or principal of either Lipman, Stevens & Marshall, Inc. (San Diego office) or D.F. Davis Real Estate, Inc. (San Diego office). If Landlord and Tenant are unable to select a mutually agreeable appraiser from either of such companies within such five (5) day period, the President (or officer of similar stature) of Lipman, Stevens & Marshall, Inc. (San Diego office) shall choose an appraiser from such company who meets the above experience requirement and such appraiser appointed shall be the appraiser for purposes of this subsection (c). If Lipman, Stevens & Marshall, Inc. (San Diego office) is dissolved or not otherwise in business in San Diego County at the time the appraisal procedure is implemented, the President (or officer of similar stature) of D.F. Davis Real Estate, Inc. (San Diego office) shall select an appraiser from such company. The appraiser shall not have any financial or personal interest in the result of the appraisal and shall disclose any circumstances likely to create a presumption of bias or prevent a prompt meeting with the parties. After selection or appointment of the appraiser, Landlord and Tenant shall submit information regarding the Fair Market Rental to the appraiser. No evidence of negotiations between the parties shall be submitted to the appraiser. Within fifteen (15) days after submission of information by Landlord and Tenant to the appraiser, the appraiser shall determine the Fair Market Rental for the Premises. The fees for the arbitrator shall be paid by the party whose calculation of Fair Market Rental varied the most from the Fair Market Rental, as determined by the arbitrator.

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                    3.5.4 In the event Landlord and Tenant reach agreement on
the Fair Market Rental, Landlord and Tenant shall execute an amendment to this Lease within five (5) days thereafter extending the Lease Term for the period of the Extension Term at ninety-five percent (95%) of the Fair Market Rental.

                    3.5.5 Notwithstanding the foregoing, if Tenant is in default under this Lease Term, Tenant may not exercise the Extension Option. In addition to the foregoing, all rights of Tenant to the Extension Option shall terminate and be of no further force and effect, even after Tenant's due and timely exercise thereof, if, after such exercise, but prior to the commencement date of the Extension Term: (a) Tenant fails more than three (3) times during the Lease Term to pay to Landlord a monetary obligation of Tenant for a period of ten (10) days after such obligation has become due; (b) Tenant fails to cure a material nonmonetary default in a timely fashion after receiving notice with respect thereto from Landlord as set forth in Section 16.2.5; or (c) Landlord gives to Tenant three (3) or more notices of default after defaults by Tenant, whether or not such defaults are ultimately cured. Landlord's waiver of its right to terminate this Lease due to Tenant's default in any instance shall not be deemed a waiver of the foregoing conditions precedent and conditions subsequent to the exercise of the Extension Option.

                                    ARTICLE 4

                            RENTAL AND OTHER PAYMENTS

               4.1 BASE MONTHLY RENT. Subject to Sections 2.5 and 3.3 hereof, from and after the Commencement Date, Tenant shall pay to Landlord in advance, on the first day of each and every calendar month during the Lease Term, the Base Monthly Rent.

                Subject to Sections 2.5 and 3.3 hereof, commencing as of the first (1st) anniversary of the Commencement Date and continuing on every subsequent anniversary of the Commencement Date, Base Monthly Rent shall be increased in accordance with the following schedule:


        Lease Year        Base Monthly Rent                 Base Annual Rent
        ----------        -----------------                 ----------------
             2            $34,772.50                        $417,270.00
             3            $37,256.25                        $447,075.00
             4            $38,249.75                        $458,997.00
             5            $39,243.25                        $470,919.00


               The Base Monthly Rent for any fraction of a month at the beginning of the Lease Term will be prorated and paid within three (3) days of the Commencement Date. Payment of the Base Monthly Rent, Additional Rent and all other charges deemed to be Rent under this Lease shall be without prior notice, deduction, offset or demand, shall be in lawful money of the United States of America and shall be made at the address set forth for Landlord in the Basic Terms or at such other place as Landlord may direct. Base Monthly Rent payable for any period of less than one (1) month shall be prorated based upon a thirty
(30) day month. Tenant shall pay to Landlord as prepaid Base Monthly Rent, upon Landlord's acquisition of the Project (in addition to the security deposit required), the amount specified in the Basic Terms, which sum shall be applied to the first calendar month of the Lease Term for which payment of Base Monthly Rent is due. Notwithstanding the provisions of this Section 4.1, (a) in the event the area of the Premises has not been reduced pursuant to the terms of
Section 2.5 of this Lease, Base Monthly Rent shall be waived for the East Wing until the later to occur of (i) Substantial Completion of the East Wing

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or (ii) December 1, 1995 and (b) Base Monthly Rate shall be waived for the
Second Phase of the West Wing until the later to occur of (i) Substantial Completion of the Second Phase or (ii) July 1, 1995.

               4.2 INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest from the due date at the Lease Interest Rate but if such Lease Interest Rate exceeds the maximum interest rate permitted by law, such Lease Interest Rate shall be reduced to the highest rate allowed by law under the circumstances. Interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease and the parties agree that such amounts are a reasonable estimate of the costs Landlord will incur as a result of its loss of the use of its money due to such late payment by Tenant.

               4.3 LATE CHARGES. Tenant's failure to pay any Rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any Rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge in the amount specified in Item 9 of the Basic Terms. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Acceptance of such late charge by Landlord shall, in no event, constitute a waiver of Tenant's default with respect to such overdue amount. The late charge shall be deemed Rent and the rights to require it shall be in addition to all of Landlord's rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

               4.4 SECURITY DEPOSIT.

                    4.4.1 DEPOSIT OF FUNDS. Upon Landlord's acquisition of the Project as set in Section 3.2, Tenant shall deposit with Landlord a cash security deposit ("Security Deposit") in the amount set forth in Item 11 of the Basic Terms. Landlord may, but shall not be obligated to, apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten
(10) days after Landlord delivers a written request to Tenant. Tenant's failure to do so shall be a default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

                    4.4.2 TRANSFER OF SECURITY DEPOSIT. Landlord may deliver the funds deposited hereunder by Tenant to a purchaser of Landlord's interest in the Premises, in the event that such interest be sold; and thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit, except as may otherwise be agreed upon in writing.

                                    ARTICLE 5

                         OTHER CHARGES PAYABLE BY TENANT

               5.1 ADDITIONAL RENT AND RENT. All Additional Rent and Rent under this Lease, other than Base Monthly Rent, shall, unless this Lease expressly provides otherwise, be paid with the next installment of Base Monthly Rent falling due.

               5.2 PROPERTY TAXES. Tenant agrees to pay to Landlord, as Additional Rent, Tenant's Proportional Share of all Property Taxes. Tenant shall pay said portion of Property Taxes in accordance

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
with the requirements of Section 5.5 of this Lease. All Property Taxes for the year in which this Lease commences shall be prorated by Landlord.

                    5.2.1 TENANT RIGHT TO CONTEST TAXES. Tenant may attempt to have the assessed valuation of the Project or Building reduced or may initiate proceedings to reasonably contest the Property Taxes. Landlord agrees to cooperate with Tenant's reasonable requests in any proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any reasonable costs or fees incurred by Landlord, and shall pay Tenant's Proportional Share of any Property Taxes prior to delinquency which are the subject of the proceedings. Landlord shall provide Tenant with an estimate of such costs or fees to be incurred by Landlord at the time such proceeding is commenced. Any increase to the Property Taxes which results from Tenant's contest shall be paid by Tenant and Landlord shall have no responsibility for the payment of such an increase.

                    5.2.2 CONSULTATION REGARDING TAXES. Upon the reasonable request of Tenant, Landlord shall consult with Tenant or Tenant's tax advisor(s) from time to time regarding the assessment or payment of Property Taxes.

                    5.2.3 LANDLORD RIGHT TO CONTEST TAXES; TAX CONSULTING SERVICE. Tenant agrees to cooperate with Landlord's reasonable requests in any proceedings brought by Landlord to contest the Property Taxes. Notwithstanding any other provision in this Lease, Tenant shall not be liable for the proportionate share of any costs incurred by Landlord for the use of a tax consulting service when such costs are pursuant to a contingency or utility or similar fee, unless Landlord obtains Tenant's written consent, which shall not be unreasonably withheld, prior to entering into such an arrangement or incurring such costs. Such costs, however, shall be deducted from any savings obtained by the tax consulting service prior to including any such savings in the calculation of Property Taxes.

                    5.2.4 LIABILITY FOR PENALTIES/INTEREST. Neither party shall be liable for any penalties or interest which become due as a result of the other party's failure to timely pay, file or otherwise comply with applicable law regarding the payment of taxes.

               5.3 INSURANCE CHARGES. Tenant agrees to pay to Landlord, as Additional Rent, Tenant's Proportional Share of all premiums for liability, property damage, fire and other types of casualty insurance maintained by Landlord on the Project Common Area and all improvements within the Project, Building and the Premises and any other insurance obtained by Landlord under this Lease ("Project Insurance Charges").

               5.4 COMMON AREA MAINTENANCE CHARGES.

                    5.4.1 TENANT TO BEAR PROPORTIONAL SHARE OF COMMON AREA MAINTENANCE CHARGES. Tenant agrees to pay to Landlord, as further Additional Rent, its Proportional Share of the Common Area Maintenance Charges.

                    5.4.2 LANDLORD'S COMMON AREA MAINTENANCE CHARGES. For the purpose of this Lease the "Common Area Maintenance Charges" means the total cost and expense incurred by Landlord in operating, maintaining, managing and repairing the Project Common Area, including, without limitation, costs and expenses for the following: gardening and landscaping; maintenance and repair of the roof; pest extermination services; utilities, water and sewer charges (other than with respect to utilities separately metered and paid directly by Tenant or other tenants in the Project); maintenance of parking areas; fees, charges and other costs (including, without limitation, consulting, accounting and legal fees, but excluding legal and accounting fees directly attributable to other tenants) reasonably necessary to manage the Building and Project (including a fee to Landlord for management of the Project and Project Common

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Areas not to exceed four percent (4%) of the aggregate basic monthly rent collected from tenants in the Project); costs of compliance with any and all governmental laws, ordinances, and regulations applicable to the Building and Project which were not imposed as of the Commencement Date; installation, maintenance and replacement of signs identifying the Building and Project (other than Tenant's signs); all personal property taxes levied on or attributable to personal property used in connection with the Building and Project Common Area; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Building and Project Common Area; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security, and similar items; reserves; a fee to Landlord not to exceed ten percent (10%) of the total of all other Common Area Maintenance Charges (exclusive of the 4% management fee) for Landlord's supervision and administration of the Building and Project; the amortized costs (as reasonably determined by Landlord over the appropriate useful life) to repair, maintain or install capital improvements to comply with governmental regulations or undertaken in good faith with a reasonable expectation of reducing operating costs; and costs to repair or maintain other buildings within the Building and Project leased to other tenants. Landlord may cause any or all of such services to be provided by an independent contractor. For purposes of this Lease, "Common Area Maintenance Charges" shall not include items or services for which Tenant or any other tenant of the Building or Project reimburses Landlord (other than its or their pro rata share of Common Area Maintenance Charges) or which Landlord provides for the exclusive use of one or more tenants (other than Tenant) without reimbursement. Landlord shall reasonably allocate general Project expenses to the entire Project and building specific expenses to each building in the Project. In addition, no deferred maintenance charges shall be included in Common Area Maintenance Charges.

                    5.4.3 CHARGES UNDER DECLARATIONS. Tenant acknowledges that certain aspects of the maintenance and repair of Project Common Area and payment of Property Taxes may be controlled by the Declarations and Tenant agrees that charges imposed for such items under the Declarations shall be included in Common Area Maintenance Charges and Property Taxes for purposes of this Lease. Tenant agrees to abide by the rules and requirements imposed under the Declarations. Tenant shall also pay to Landlord as Additional Rent any special assessments imposed under the Declarations due to Tenant's use or activities. Tenant shall pay to Landlord all amounts under this Section at least ten (10) days before such amounts are due under the Declarations.

               5.5 PAYMENT OF COMMON AREA MAINTENANCE CHARGES, PROPERTY TAXES AND PROJECT INSURANCE CHARGES. Tenant shall pay Tenant's annual Proportional Share of all estimated Common Area Maintenance Charges, Property Taxes and Project Insurance Charges, in advance, in monthly installments on the first day of each month during the Lease Term (prorated for any fractional month). Landlord shall provide to Tenant a written estimate of the Common Area Maintenance Charges, Property Taxes and Project Insurance Charges, approximately thirty (30) days prior to the commencement of each calendar year (which amount may be re-estimated from time to time by Landlord during the calendar year) and an estimate of Tenant's share thereof for the ensuing year or portion thereof. Tenant shall pay to Landlord, monthly in advance, one-twelfth (1/12th) of the estimate of each of such charges as Additional Rent, provided, however, that if Tenant is not in default under this Lease, any installment of Property Taxes shall be collected from Tenant no earlier than thirty (30) days prior to the applicable due date for such installment of Property Taxes. Similarly, for any partial calendar year at the commencement or the end of the Lease Term, Tenant shall pay the Common Area Maintenance Charges, Property Taxes and Project Insurance Charges, in equal monthly installments. If, for any reason, Landlord is unable to provide to Tenant the estimate of any of such charges at least thirty (30) days prior to the commencement of any calendar year during the Lease Term, then Tenant shall continue to pay monthly the same amount of any of such charges as was applicable for the most recent previous month ("Previous Charges") until thirty (30) days after receipt of such estimate at which time Tenant shall commence paying as of the first day of the first calendar month after delivery of such new estimate, the new estimated amounts. Tenant shall also

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pay, together with its next installment, the difference between the Previous
Charges and the amount of the new estimated Common Area Maintenance Charges, Property Taxes and Project Insurance Charges for such preceding months. Any delay by Landlord in delivering the new estimated charges shall not be deemed a waiver of any such Common Area Maintenance Charges, Property Taxes and Project Insurance Charges.

                    5.5.1 YEAR-END ADJUSTMENTS. Within one hundred twenty (120) days after the end of each calendar year during the Lease Term, Landlord shall provide Tenant with a written statement showing in reasonable detail the actual Common Area Maintenance Charges, Property Taxes and Project Insurance Charges incurred by Landlord for such year with a written statement of Tenant's Proportional Share of each of such charges based thereon. Landlord and Tenant shall, within thirty (30) days thereafter, make any payment or credit necessary to bring Tenant's previously estimated Common Area Maintenance Charges, Property Taxes and Project Insurance Charges, into conformance with the actual Common Area Maintenance Charges, Property Taxes and Project Insurance Charges incurred by Landlord, as reasonably determined by Landlord pursuant to this Lease. Any amount due Tenant as a credit shall be credited against installments next coming due from Tenant under the Lease and any amounts owed to Landlord shall be paid with the next installment of Base Monthly Rent; provided, however, that if the Lease Term has terminated and no other amounts are then owing to Landlord from Tenant pursuant to this Lease, any such amount due Tenant or Landlord shall be remitted to the party owed such amount within thirty (30) days of the date Landlord calculates and notifies Tenant of the amount of such adjustment.

                    5.5.2 DISPUTES REGARDING CHARGES. In the event of any dispute as to the amount of Property Taxes, Project Insurance Charges and Common Area Maintenance Charges for any Lease Year (collectively, "Charges"), Tenant shall have the right, after reasonable notice and at reasonable times (and in any event no more than once in any Lease Year), to inspect at Landlord's office Landlord's records which pertain to the amounts of any such Charges. If after such inspection, Tenant still disputes the amount of the Charges, and such dispute relates to the calculation of the amount of the Charge, a certification as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant reasonably acceptable to both Landlord and Tenant, which certification shall be final, conclusive and binding as to the calculation of the amount of such item. If such certification shows that Landlord's calculation of the aggregate Charges was in error to the detriment of Tenant by more than five percent (5%), Landlord shall pay the cost of the independent certified public accountant. Disputes regarding any issue other than the amount of the Charges shall not be decided by the independent certified public accountant.

                    5.5.3 LIMITATION ON INCREASE IN CHARGES. Notwithstanding any provision in this Lease, with respect to calendar years 1996 and beyond Tenant shall not be liable for Tenant's annual Proportional Share of the aggregate of Common Area Maintenance Charges, Property Taxes and Project Insurance Charges in excess of one hundred four percent (104%) of Tenant's annual Proportional Share of the aggregate of such items for the previous calendar year. For purposes of this limitation, increases in Property Taxes due to a reassessment of the Project or any portion thereof pursuant to a change of ownership of the Project or any portion thereof shall not be included in the calculation of such limitation. Tenant acknowledges that the limitation contained in this Section
5.5.3 shall not be applicable to any portion of the Expansion Space except to the extent contained in any Offer (with respect to the Right of First Refusal) or included as part of the Business Terms (with respect to the Option to Expand).

               5.6 PERSONAL PROPERTY TAXES.

                    5.6.1 PAYMENT PRIOR TO DELINQUENCY. Tenant shall pay prior to delinquency all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall use its best efforts to have such personal property taxed separately from the

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Premises. If any of Tenant's personal property is taxed with the Premises or
Project, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

                    5.6.2 CONTEST OF PERSONAL PROPERTY TAXES. If any such taxes on Tenant's personal property are levied against Landlord or Landlord's property, or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, then Landlord shall have the right to pay the taxes based upon such increased assessments, regardless of the validity thereof and any amounts paid by Landlord allocable to Tenant's personal property or trade fixtures shall be reimbursed to Landlord as Additional Rent, within ten (10) days after delivery of a statement therefor from Landlord. Tenant may request that Landlord protest the assessment of such personal property taxes, which request Landlord may grant or deny in Landlord's sole discretion. If Landlord shall agree to protest such taxes, then Tenant shall, upon demand, repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment, together with the costs incurred by Landlord as a result of any contest of taxes on behalf of Tenant. In any such event, however, Tenant, at Tenant's sole cost and expense, shall have the right to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest. Any amount so recovered shall belong to Tenant.

                                    ARTICLE 6

                                 USE OF PROPERTY

               6.1 PERMITTED USES. Tenant shall use the Premises only for the Permitted Uses set forth in Item 10 of the Basic Terms and for no other use or purpose without the prior written consent of Landlord, which consent may be withheld in the sole, absolute and/or arbitrary discretion of Landlord.

               6.2 MANNER OF USE.

                    6.2.1 INTERFERENCE WITH USE/NUISANCE. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably obstruct or interfere with or infringe on the rights of other occupants or customers of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, or objectionable purposes; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Tenant shall keep the Premises, and every part thereof, in a clean condition, free from any noises, vibrations, music volumes, lighting (including, without limitation, strobe lighting), speakers, videos, odors or nuisances reasonably deemed objectionable by Landlord, and shall comply with all health and police regulations in all respects. Tenant shall not display or sell merchandise, or place carts, portable signs, devices or any other objects, outside the defined exterior walls or roof and permanent doorways of the Premises or in corridors, without the prior written consent of Landlord.

                    6.2.2 VIOLATION OF LAW/INSURANCE PROVISIONS. Tenant shall not use or occupy the Premises in violation of any law, ordinance, regulation or requirement or other directive of any federal, state or local governmental or quasi-governmental authority having or exercising jurisdiction over the Project. Tenant shall, at its sole cost and expense, fully comply with all laws, ordinances, regulations, requirements and other directives of any federal, local, governmental or quasi-governmental authority having jurisdiction over the Premises and the Project, including, without limitation, operational and other requirements imposed upon either owners or operators of any public accommodation under the Americans with Disabilities Act 42 U.S.C. Section 12101 et. seq. (subject to Landlord's obligations set forth in Section 10.3), and shall immediately discontinue any use of the Premises which is declared by any governmental authority having or exercising jurisdiction thereover to be a violation of any law, ordinance, regulation or directive.

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If requested by Landlord, Tenant shall provide evidence satisfactory to Landlord of Tenant's compliance. Tenant shall not do or permit to be done anything which will (i) increase the premium of any insurance policy covering the Premises or the Project and/or the property located therein; (ii) cause a cancellation of or be in conflict with any such insurance policies; or (iii) result in a refusal by insurance companies in good standing to issue or continue any such insurance in amounts satisfactory to Landlord. Tenant shall, at Tenant's expense, comply with all rules, orders, regulations and requirements of insurers and of the American Insurance Association or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charges for such policy or policies caused by reason of Tenant's failure to comply with the provisions of this Section . Additionally, Tenant agrees at its sole cost to install any improvements, changes or alterations in the Premises authorized in writing by Landlord and required by any governmental authority as a result of Tenant's proposed use of the Premises or its manner of operation thereunder, and Tenant's failure to perform same shall constitute a default by Tenant hereunder.

                    6.2.3 PERMITS. Tenant shall obtain and pay for all permits required for Tenant's occupancy of the Premises and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Health and Safety Act.

               6.3 RULES AND REGULATIONS. Tenant shall comply with the Rules and Regulations and any reasonable amendments, modifications and/or additions thereto as may hereafter be adopted and published by Landlord which do not unreasonably interfere with the Permitted Uses. Landlord shall not be liable to Tenant for any violation of such Rules and Regulations or the breach in any provision in any lease by any other tenant or other party however, Landlord shall use reasonable efforts to enforce the Rules and Regulations. In the event of any inconsistency between the Rules and Regulations and this Lease, this Lease shall prevail.

               6.4 LANDLORD'S ACCESS. Tenant holds a security clearance from the United States Government. Landlord and its agents, independent contractors and designated representatives, may enter the Premises at all reasonable times to post notices of non-responsibility, to make repairs and/or to show the Premises to holders of any encumbrances, potential buyers, mortgagees, investors or tenants or other parties, or for any other purpose Landlord deems reasonably necessary. Landlord shall give Tenant written notice of such entry at least twenty-four (24) hours before such entry, except in the case of an emergency, in which case no prior notice need be given. Tenant shall have the right to escort any such entrant and to limit Landlord's access to the Premises as Tenant in good faith determines is beneficial or necessary for national defense purposes. Any entry to the Premises by Landlord in the event of an emergency shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry onto the Premises or to be an eviction of Tenant from the Premises or any part thereof. Landlord may place customary "For Lease" signs on the exterior of the Premises during the last one hundred eighty (180) days of the Lease Term.

               6.5 QUIET POSSESSION. If Tenant pays the Rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease and to any mortgages or deeds of trust encumbering the Project. Landlord acknowledges and agrees that Landlord's obligation to comply with applicable laws with respect to the Project and Landlord's obligations under this Lease is an integral part of Tenant's right of quiet enjoyment of the Premises.

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                                    ARTICLE 7

                               HAZARDOUS MATERIALS

               7.1 PROHIBITION OF STORAGE.

                         a. Tenant shall not cause or permit any Hazardous
Materials to be brought upon, kept, or used in connection with the Premises or Project by Tenant, its agents, employees, contractors or invitees, in a manner or for a purpose prohibited by or which reasonably would be expected to result in liability under any applicable law, regulation, rule or ordinance, including without limitation, the Hazardous Materials Laws. Tenant shall, at its own expense, at all times and in all respects comply with all Hazardous Materials Laws, including, without limitation, any Hazardous Materials Laws relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Materials.

                         b. Tenant shall, at its own expense, procure, maintain
in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals relating to the presence of Hazardous Materials within, on, under or about the Premises or required for Tenant's use of any Hazardous Materials in or about the Premises in conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials.

                         c. Upon termination or expiration of the Lease, Tenant
shall, at its own expense, cause all Hazardous Materials placed in or about the Premises by Tenant or at Tenant's direction to be removed from the Premises and Project and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws.

        d. Landlord recognizes and agrees that Tenant may use materials in normal quantities that are applicable to Tenant's permitted use and that such use by Tenant shall not be deemed a violation of this Section , so long as the levels are not in violation of any Hazardous Materials Laws. Landlord acknowledges that it is not the intent of this Article 7 to prohibit Tenant from operating its business as described in Section 6.1 above. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements.

               7.2 DISCLOSURE AND WARNING OBLIGATIONS. Tenant shall comply with all laws, ordinances and regulations in the State where the Premises is located regarding the disclosure of the presence or danger of Hazardous Materials. Tenant acknowledges and agrees that all reporting and warning obligations required under the Hazardous Materials Laws are the sole responsibility of Tenant, whether or not such Hazardous Materials Laws permit or require Landlord to provide such reporting or warnings, and Tenant shall be solely responsible for complying with Hazardous Materials Laws regarding the disclosure of, the presence or danger of Hazardous Materials, including, without limitation, all notices or other requirements under California Health and Safety Code Section 25915 et. seq., and 25249.5 et. seq. and California Code of Regulations Section 12000 et. seq.

               7.3 NOTICE OF ACTIONS; HAZARDOUS MATERIALS LIST. Tenant shall immediately notify Landlord in writing of (a) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (b) any claim made or threatened by any person against Landlord, or the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; (c) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Premises or with respect to any Hazardous Materials removed from the Premises,

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including, any complaints, notices, warnings, reports or asserted violations in connection therewith; and (d) any release of a Hazardous Material that Tenant knows or has reason to believe has or will come to be released or located within, on, under or about the Premises. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five (5) Business Days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use thereof. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Law), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Premises. All such manifests shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date, a list identifying each type of Hazardous Material to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of Hazardous materials on the Premises ("Hazardous Materials List"). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Materials are brought onto the Premises or on or before the date Tenant obtains any additional permits or approvals.

               7.4 HAZARDOUS MATERIALS INDEMNITIES. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord and each of Landlord's Indemnitees free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses and/or expenses, attorneys' fees, consultant fees and expert fees, judgments, administrative rulings or orders, fines, costs for death of or injury to any person or damage to any property whatsoever (including, without limitation, water tables, sewer systems and atmosphere), arising from, or caused or resulting, in whole or in part, directly or indirectly, by the release, presence or discharge in, on, under or about the Premises or Project of any Hazardous Materials caused by or arising from the activities of Tenant, Tenant's agents, employees, licensees, or invitees, or from the transportation or disposal of any Hazardous Materials to or from the Premises or Project by Tenant, Tenant's agents, employees, licensees or invitees or at Tenant's direction, or by Tenant's failure to comply with any Hazardous Materials Laws, or from Tenant's failure to provide adequate disclosures or warnings required by the Hazardous Materials Laws, or from any breach by Tenant of the obligations in this Article 7 but only to the extent that Landlord or Landlord's agents, employees or invitees did not materially contribute to or exacerbate the harm created or caused by such Hazardous Materials. Tenant's indemnification obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary Hazardous Materials management plan, investigation, repairs, cleanup or detoxification or decontamination of the Premises or Project, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the Lease Term. Tenant shall further be solely responsible for and shall indemnify, protect, defend and hold the Landlord, and Landlord's Indemnitees harmless from and against all claims, costs and liabilities including actual attorneys' fees and costs, arising out of or in connection with any removal, remediation, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials. Notwithstanding the above, Tenant shall not be required to indemnify, defend, protect and hold Landlord or Landlord's Indemnitees harmless for any Hazardous Materials which were released or existed on the Premises or Project prior to the Commencement Date or which did not arise out of or relate to the items set forth in the first sentence of this Section 7.4. In addition, Landlord shall indemnify, defend (by counsel reasonably acceptable to Tenant), protect, and hold Tenant and each of Tenant's Indemnitees free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses and/or expenses, attorneys' fees, consultant fees and expert fees, judgments, administrative rulings or orders, fines, costs for death of or injury to any person or damage to any property whatsoever (including, without limitation, water tables, sewer systems

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and atmosphere), arising from, or caused or resulting, in whole or in part, directly or indirectly, by the release, presence or discharge in, on, or under the Premises or Project of any Hazardous Materials which release, presence or discharge occurred or existed prior to the Commencement Date and only to the extent Tenant or Tenant's agents, employees or invitees did not materially contribute to or exacerbate the harm created or caused by such Hazardous Materials. Landlord's indemnification obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary Hazardous Materials management plan, investigation, repairs, cleanup or detoxification or decontamination of the Premises or Project, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the Lease Term.

               7.5 ASSIGNMENT AND SUBLETTING. If (i) any anticipated use of the Premises by any proposed assignee or sublessee involves the generation, storage, use, treatment or disposal of Hazardous Materials in a manner or for a purpose prohibited by any governmental agency or authority, (ii) the proposed assignee or sublessee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such party's action or use of the property in question or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee. Landlord may require a written statement from the proposed assignee or sublessee attesting to such matters.

               7.6 ENVIRONMENTAL TESTS AND AUDITS. Tenant shall not perform or cause to be performed any Hazardous Materials surveys, studies, reports or inspections, relating to the Premises or Project, without obtaining Landlord's prior written consent. At any time prior to the expiration of the Lease Term, if Landlord has a reasonable basis to believe that Hazardous Materials are present in, on or about the Premises in violation of any Hazardous Materials Laws, Landlord shall have the right to enter upon the Premises in order to conduct appropriate tests and to deliver to Tenant the results of such tests to demonstrate that levels of any Hazardous Materials in excess of permissible levels has occurred as a result of Tenant's use of the Premises. Such testing shall be at Tenant's expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Premises, or the Project which has been caused by or resulted from the activities of Tenant, its agents, employees, contractors or invitees.

               7.7 LEASE "AS IS". Tenant acknowledges that Tenant has reviewed the Phase I Assessment provided by Landlord dated December 2, 1994 ("Phase I Assessment") and is satisfied with the contents and conclusions of the Phase I Assessment. Tenant, however, in entering into this Lease, is leasing the Premises "As Is" and, except to the extent of Landlord's indemnification obligation set forth in Section 7.4 and Landlord's representation and warranty contained in Section 7.7, is relying solely upon its own inspections, investigations and analyses of the Premises relating to Hazardous Materials and further acknowledges Tenant is not relying in any way upon any representations, statements, warranties, studies, reports, or other information of Landlord or its representatives, whether oral or written, of any nature whatsoever regarding any Hazardous Materials.

               7.8 LANDLORD'S REPRESENTATION AND WARRANTY. To the best of Landlord's knowledge, the Premises and Project do not contain Hazardous Materials in violation of Hazardous Materials Laws except as disclosed in the Phase I Assessment. For purposes of this Section 7.7, the phrase "to the best of Landlord's knowledge" means the actual knowledge as of the Lease Date of Landlord's Manager's management and professional officers actually involved in the purchase or management of the Project, without the obligation to conduct investigation or inquiries of any third parties. The parties acknowledge that Landlord has done no independent investigation of whether Hazardous Materials are present in, on or

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under the Premises or the Project other than reviewing the Phase I Assessment prepared by a consultant chosen by Landlord's prospective lender on the Project, Wells Fargo Bank.

               7.9 SURVIVAL. The respective rights and obligations of Landlord and Tenant under this Article 7 shall survive the expiration or termination of this Lease. During any period of time employed by Tenant after the termination of this Lease to complete the removal from the Premises or Project or remediation of any such Hazardous Materials, Tenant shall continue to pay the full rental in accordance with this Lease, which rental shall be prorated daily.

               7.10 TENANT'S LIMITED RIGHT OF CANCELLATION. In the event that
(a) Hazardous Materials are discovered in, on or under the Premises or Project which were released, present or discharged on the Premises or Project on or before the Commencement Date, (b) Tenant did not contribute to or exacerbate the harm created or caused by such Hazardous Materials, and (c) a qualified environmental expert verifies by methods or means generally accepted as valid in the scientific community that the presence of Hazardous Materials presents a significant risk to the health and safety of persons on the Premises or Project given the daily exposure and length of exposure of such persons to such Hazardous Materials or the presence of Hazardous Materials on the Premises or Project physically denies Tenant of the beneficial uses of the Premises or Project (e.g., removal or remediation efforts block Tenant's access or materially encroaches into the Premises), Tenant can give notice thereof to Landlord. Within thirty (30) days of such notice, Landlord can elect to cure such condition, or in the event that thirty (30) days are not satisfactory to cure such condition, Landlord can elect to commence a cure within such thirty
(30) day period and diligently prosecute the cure to completion. In the event, however, that such condition cannot be cured within a one hundred twenty (120) day period of Tenant's notice, Tenant may cancel this Lease by written notice to Landlord given within three (3) months of the expiration of such period. In the event of any cancellation by Tenant pursuant to this Section 7.10, Landlord shall not be liable under any circumstances for a loss of, injury to, or interference with, Tenant's business, including, without limitation, loss of profits however occurring through or in connection with such condition.

                                    ARTICLE 8

                             SERVICES AND UTILITIES

               8.1 PAYMENT AND ARRANGEMENT. Tenant shall arrange for and pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water and other utilities and services supplied to the Premises. If any services or utilities to the Premises are jointly metered and such services are not otherwise included as a Common Area Maintenance Charge, Landlord shall determine, and Tenant shall pay, Tenant's share of the monthly costs of such utilities and services. Tenant's share shall be determined by the ratio of the rentable square footage of the Premises as compared to the rentable square footage of all the property within the Project subject to the common metering. Landlord shall have the right to bill Tenant for such amounts on an estimated basis, in which case, such estimated statements shall be delivered to Tenant and Tenant shall pay such amounts to Landlord concurrently with its payment of Base Monthly Rent. The Tenant shall pay such charges, as Rent, within ten (10) days of notification of the amount by the Landlord. Landlord reserves the right to require Tenant to install and maintain, at Tenant's sole expense, separate meters for any public utility servicing the Premises for which a separate meter is not presently installed.

               8.2 INTERRUPTION OF SERVICES AND UTILITIES. Except as to the extent specifically provided herein, Landlord shall not be liable for, and Tenant shall not be entitled to any reduction of, the Base Monthly Rent, Additional Rent or any other Rent payable hereunder by reason of Landlord's failure to make available any of the services or utilities described in this Lease, when such failure or interruption is caused by acts of God, accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes,

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necessary repairs, installations, construction and expansion, non-payment of utility charges due from Tenant, or by reason of governmental regulation, statute, ordinance, restriction or decree or any other similar cause. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the foregoing services or utilities. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for the foregoing damages from any cause arising at any time. The provisions of this
Section 8.3 shall not, however, exempt Landlord from liability for Landlord's negligence or willful misconduct. Notwithstanding the above, in the event services or utilities vital to the operation of Tenant's business are discontinued for any continuous ninety-six (96) hour period during the Lease Term, Rent shall be abated under this Lease commencing on the fifth (5th) day of such interruption and continuing until such services or utilities are again restored to Tenant. Furthermore, in the event services or utilities vital to the operation of Tenant's business are discontinued for any continuous sixty (60) day period, Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord within three (3) months thereafter. In the event of any Rent abatement or Tenant's election to terminate this Lease, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the foregoing services or utilities.

                                    ARTICLE 9

                       PARKING AND CONTROL OF COMMON AREAS

               9.1 CONTROL OF PROJECT COMMON AREAS BY LANDLORD. All Project Common Area and all automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the Project, shall at all times be subject to the exclusive control and management of Landlord, Landlord's designated agent. Landlord shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements; to police the same; from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; to convert such areas into leasable areas; to construct additional parking facilities and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers, provided that such changes shall not reduce the number of parking spaces below the number required by law. No such change shall entitle Tenant to an abatement of Rent. Landlord, or the Association, will operate and maintain the Project Common Area and other facilities referred to above in such manner as Landlord, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Landlord and the Association shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the Project Common Area. Notwithstanding the foregoing, Landlord shall not permanently (a) reduce the parking spaces available to Tenant on a non-exclusive basis below four (4) spaces per one thousand (1,000) rentable square feet in the Premises or (b) materially impair Tenant's access to the Building or Premises.

               9.2 LICENSE. All Project Common Area are to be used and occupied under a license which may be revoked by Landlord in the event of a default by Tenant and termination of the Lease, and if any such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any

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liability nor shall Tenant be entitled to any compensation or diminution or abatement of Rent, or shall such revocation or diminution of such areas be deemed constructive or actual eviction.

               9.3 PARCELIZATION OF THE PROJECT. Landlord reserves the right to divide the Project into two or more separate parcels and to sell the other buildings located at the Project. Upon such parcelization and/or sale, Landlord shall have the right to make reasonable changes to the common area. Landlord shall also have the right to alter the parking area and relocate the parking spaces available to Tenant. Tenant acknowledges that the amount of Project Common Area Maintenance Charges and/or Property Taxes may increase as a result of any parcelization and that Tenant shall be responsible for Tenant's Building Proportional Share and Tenant's Project Proportional Share, as the case may be, of any such increased Common Area Maintenance Charges and Property Taxes.

               9.4 UNDERGROUND LINE. In the event Tenant leases space in other Buildings in the Project or in buildings on property contiguous to the Project, Tenant shall have the right to install an underground line between the Building and such other buildings on terms reasonably acceptable to Landlord. Tenant acknowledges that terms acceptable to Landlord shall include, but shall not be limited to, protections against mechanics' liens, the requirement that Tenant obtain all necessary governmental approvals or approvals from any third parties, the payment of all associated taxes, charges and utilities, indemnification by Tenant for any damages or injuries caused by such installation and Landlord's approval of plans and specifications relating to the underground line. At the expiration or earlier termination of this Lease, Tenant shall cap to adequately protect the safety of persons or property or remove the underground line or lines and restore the Project to its original condition.

               9.5 INSTALLATION OF SATELLITE DISH. During the Lease Term, Tenant may install, operate and maintain, at Tenant's sole expense and risk, satellite dishes in locations on the roof of the Building or in the parking lot near the Building acceptable to Landlord and Tenant (collectively "Satellite Dishes"). Such Satellite Dishes shall be subject to Landlord's approval as to the location and size, which approval may not be unreasonably withheld, but which may be conditioned upon terms and conditions reasonably acceptable to Landlord. Any Satellite Dishes located in the parking lot shall be considered Tenant's use of such parking spaces. The Satellite Dishes shall be installed by vendors or subcontractors approved by Landlord in accordance with plans and specifications acceptable to Landlord. The plans and specifications shall include plans for screens to mitigate the visual impact of the Satellite Dishes acceptable to Landlord. Tenant shall keep the Project free from any mechanics', materialmens' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

                    9.5.1 GOVERNMENTAL APPROVALS. Tenant shall have the responsibility to secure all necessary approvals relating to installation and operation of the Satellite Dishes from all applicable governmental authorities. Tenant shall construct, operate and maintain the Satellite Dishes in accordance with all applicable laws, ordinances, rules and regulations and in compliance with the requirements of any insurers of the Project. Tenant and Landlord shall give to each other notice of any notices which it receives from third parties that any portion of the Satellite Dishes is or may be in violation of any law, ordinance or regulation.

                    9.5.2 MAINTENANCE AND SURRENDER. Tenant shall be responsible for repairs required to the Project, arising out of the construction, operation or removal of the Satellite Dishes, made necessary by the acts, omissions or negligence of Tenant. At the conclusion of the term, Tenant will remove the Satellite Dishes, make all repairs necessary to the Project as a result of said removal of property, and surrender the site to Landlord in substantially the same order and condition as originally delivered to Tenant, excepting ordinary wear and tear.

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                    9.5.3 TAXES. Tenant shall pay all taxes of any kind or
nature whatsoever levied upon the Satellite Dishes and all licensing fees, franchise taxes and other charges, expenses and costs of any nature whatsoever relating to the construction, ownership, maintenance and operation of the Satellite Dishes.

                    9.5.4 UTILITIES. Tenant shall be responsible for the costs and expenses of any and all utilities and services supplied to the Premises which are consumed by Tenant in constructing and operating the Satellite Dishes, whether by Landlord or directly by utility companies.

                    9.5.5 TERMS OF LEASE. In addition to the terms set forth above, Tenant's use, operation and ownership of the Satellite Dishes shall be on the other terms and provisions of this Lease.

                                   ARTICLE 10

                             CONDITION OF PREMISES;
                           MAINTENANCE OF THE PREMISES

               10.1 TENANT'S OBLIGATIONS.

                    10.1.1 MAINTENANCE OF THE PREMISES. Tenant shall keep the Premises (including all nonstructural, interior and exterior portions, systems and equipment, all glass, glazing, window moldings, windows, partitions, all doors (exterior and interior), door hardware, ceilings, interior painting, fixtures and appurtenances thereof including electrical, lighting, plumbing and plumbing fixtures) in good order, condition and repair during the Lease Term. Except to the extent provided in Section 10.3.1, Tenant shall be obligated to pay to Landlord, as Rent under this Lease, with the next payment of Base Monthly Rent, the reasonable costs for the reasonable servicing, maintenance and repair of any heating/ventilation/air conditioning system ("HVAC System") servicing the Premises. To the extent the HVAC System services more than one tenant, the costs of maintenance, service and repair shall be allocated by Landlord among the tenants using such HVAC System. Landlord may either (a) include such charges as a Common Area Maintenance Charge (b) bill Tenant, directly therefor, in which case, Tenant, upon presentation of a bill therefor, shall promptly pay Landlord, or its agent or assigns, for such maintenance service or (c) if such maintenance charges occur on a repeated basis, require Tenant to pay an estimated portion of such charges in the same manner and on the same terms as set forth in Section
5.5 of this Lease. Tenant shall promptly replace any portion of the Premises or system or equipment in the Premises which cannot be fully repaired, regardless of whether the benefit of such replacement extends beyond the Lease Term. Tenant shall be solely responsible and shall indemnify, protect, defend and hold Landlord harmless as a result of any penetrations or perforations of the roof caused by Tenant. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Premises in an attractive, first-class and fully operative condition.

                    10.1.2 REPAIRS DUE TO MISUSE. Tenant shall be responsible for all repairs to the Project which are made necessary by any misuse or neglect by (a) Tenant or any of its agents, employees, contractors, or subtenants or (b) any visitors, patrons, guests or invitees of Tenant while in or upon the Premises.

               10.2 REPAIR BY LANDLORD. All of Tenant's obligations to maintain and repair shall be accomplished at Tenant's sole expense. If Tenant refuses or neglects to repair properly as required hereunder and to the reasonable satisfaction of Landlord, Landlord may, on ten (10) days prior notice (except that no notice shall be required in case of emergency) enter the Premises and perform such repair and maintenance on behalf of Tenant without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon

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completion thereof, Tenant shall pay Landlord's costs for making such repairs plus ten percent (10%) for administrative and overhead expense, upon presentation of a bill therefor, as Rent. Said bill shall include interest at the Lease Interest Rate on said costs from the date of completion of repairs by Landlord. Except as provided in Article 14, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements under this Lease.

               10.3 LANDLORD'S OBLIGATIONS. Landlord shall be responsible for the maintenance and repair of structural portions of the Building. As used herein, structural portions of the Building shall only refer to the foundation and slabs (including plumbing in the slab), exterior walls, and structural portions of the roof of the Building. Landlord shall also maintain and repair the HVAC System, the costs of which will be borne by Tenant pursuant to Section
10.1.1 above. Landlord shall be responsible for any modifications to the Building exterior or Project Common Areas required under the Americans With Disabilities Act, 42 U.S.C. Section 12101 et seq., except to the extent such modifications arise because of Tenant's activities or use of the Premises, in which event Tenant shall have the responsibility to make such modifications. Landlord shall also be responsible for ensuring that the Premises (other than the Tenant Improvements) are in compliance with the commercial facility provisions of the Americans with Disabilities Act prior to constructing the Tenant Improvements and delivering the Premises to Tenant. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Premises at Landlord's expense or to terminate the Lease due to the condition of the Premises.

                    10.3.1 LANDLORD'S LIMITED WARRANTY. Notwithstanding the provisions of Section 10.1, Landlord shall be responsible for maintaining and repairing the HVAC System for the first Lease Year at Landlord's sole cost and expense except to the extent such repair and maintenance arises from Tenant's negligence or breach of this Lease.

                                   ARTICLE 11

                      ALTERATIONS, IMPROVEMENTS AND SIGNAGE

               11.1 CHANGES/ALTERATIONS. Tenant shall not make any alterations, additions, or changes, including, without limitation, installation of any permanently attached trade fixtures, exterior signs, exterior machinery, floor coverings, interior or exterior lighting, plumbing fixtures, shades or awnings (collectively "Alterations") in and to the Premises or any part thereof without the prior written consent of Landlord which consent may not be unreasonably withheld; provided, however, that Tenant may make nonstructural Alterations that do not affect the electrical, plumbing, heating, ventilation, air conditioning or other systems of the Premises and that cost less than $5,000 without Landlord's consent. Any construction undertaken in or to the Premises shall be performed in accordance with this Article and the other obligations of this Lease.

               11.2          MANNER OF CONSTRUCTION.

                         11.2.1 Landlord may impose, as a condition of its
consent to any Alterations or repairs on or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirements that Tenant obtain bonds and that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord, in its reasonable discretion. Tenant shall construct such Alterations or repairs in strict conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the local governing entity. All fixtures installed by Tenant shall be new or completely reconditioned.

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                         11.2.2 In any event, a contractor approved by Landlord
shall perform all mechanical, electrical, plumbing, air conditioning, permanent partition and ceiling tile work, and such work shall be performed at Tenant's cost. If Landlord's consent is required, Landlord reserves the right to approve, in Landlord's reasonable discretion, the contractor selected by Tenant for the completion of any Alterations.

                         11.2.3 In the event Tenant orders any construction,
alteration, decorating or repair work and fails to pay amounts when due to the contractor or contractors in connection with such items, Landlord, without any obligation to do so, may pay any such amounts directly to such contractor or contractors and the amounts paid by Landlord shall be deemed Rent under this Lease, payable upon billing therefor, provided, however, that if Tenant posts a proper bond within ten (10) days of the filing of any lien against the Premises or Project, Landlord shall not make such payment.

                         11.2.4 All work with respect to any Alterations or
repairs must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Upon completion of any Alterations, Tenant agrees to deliver to the Landlord's management office a copy of the "as built" drawings of the Alterations, if the Alterations would customarily generate "as builts" and record any necessary notices to evidence completion. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not interfere with or to obstruct the access to the Project Common Area and to any other tenant of the Project.

               11.3 INTENTIONALLY OMITTED.

               11.4 CONSTRUCTION INSURANCE. Whether or not Landlord's consent is required, Tenant agrees to obtain, carry and deliver to Landlord prior to the commencement of any Alterations and maintain in effect until completion of all Alterations "Builder's All Risk" insurance in an appropriate amount covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Section 12.2.2 of this Lease immediately upon completion thereof.

               11.5 LIENS. Tenant shall keep the Premises and the Project free from any mechanics', materialmen's, designer's or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. If any such liens are filed and are not released of record by payment or posting of a proper bond within ten (10) days after such filing, Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any obligations hereunder, cause such liens to be released by any means it shall deem proper, including payment of the claim giving rise to such lien, in which event all amounts paid by Landlord shall immediately be due and payable by Tenant as Rent. Tenant hereby indemnifies, protects, defends (with legal counsel acceptable to Landlord) and holds Landlord and Landlord's Indemnitees, the Premises and the Project harmless from any liability, cost, obligation, expense (including, without limitation, reasonable attorneys' fees and expenses), or claim of any mechanics', materialmen's, design professional's or other liens in any manner relating to any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Whether or not Landlord's consent is required, Tenant shall notify Landlord in writing within fifteen (15) days prior to commencing any Alterations so that Landlord shall have the right to record and post notices of non-responsibility or any other notices deemed necessary by Landlord on the Premises.

               11.6 SIGNAGE. Tenant shall have the right to have its name and logo displayed on the face of the Building at a highly visible and prominent location mutually chosen by Landlord and Tenant. In the event that the City of Carlsbad or other government agency with jurisdiction over the Project does not permit Tenant's building signage, Tenant shall have the right to construct a monument sign at a highly

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visible and prominent location on the Project which is acceptable to Landlord, in Landlord's reasonable discretion or to affix such signage to the existing monument sign at the Project in a manner acceptable to Landlord in Landlord's reasonable discretion. Any building or monument signage shall also be subject to the requirements of the City of Carlsbad, or other government agencies with jurisdiction over the Project, and the Declarations. Tenant shall pay all costs of Landlord associated with installing such signage within ten (10) days of receiving an invoice from Landlord setting forth such costs. Tenant may apply up to Seven Thousand Five Hundred Dollars ($7,500.00) of the Tenant Improvement Allowance which is not used in the fabrication and installation of the other Tenant Improvements to the fabrication and installation of any such signage designed, constructed and installed pursuant to this Section 11.5. All such signage shall be subject to Landlord's specifications and approval as to size, graphics and style, which approval may be withheld in Landlord's reasonable discretion.

                                   ARTICLE 12

                             INSURANCE AND INDEMNITY

               12.1 FIRE AND CASUALTY INSURANCE. Landlord shall maintain during the Lease Term a policy or policies of insurance insuring the Premises and, at Landlord's election, other portions of the Project, against all direct physical loss or damage, whether due to fire or other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be for full replacement value, and may include, at the option of Landlord, the risks of earthquakes and/or flood damage and additional hazards (to the extent that coverage for earthquake or such additional hazards is required by the holder of any mortgage or deed of trust encumbering the interest of Landlord in all or any portion of the Project or is reasonably commercially available in Landlord's sole and absolute discretion exercised in good faith), a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in all or any portion of the Project or the interest of any ground or underlying lessors in the Project. The costs of such insurance shall be included as part of the Project Insurance Charges or may, at the election of Landlord, be included as a component of the Common Area Maintenance Charges.

               12.2 INSURANCE TO BE OBTAINED BY TENANT.

                    12.2.1 LIABILITY INSURANCE. During the Lease Term, Tenant shall, at Tenant's expense, maintain a commercial general liability insurance policy, or an equivalent, written on an occurrence form that includes personal injury coverage, bodily injury, death, property damage, advertising injury coverage and contractual liability coverage including Tenant's indemnity obligations under this Lease, insuring against liability arising out of the ownership, use, occupancy or maintenance of the Premises, the sidewalks in front of the Premises, and the business operated by Tenant and any subtenants or licensees of Tenant in the Premises. The initial amount of such insurance shall be One Million Dollars ($1,000,000.00) each occurrence/Two Million Dollars ($2,000,000.00) general aggregate on a per location basis and One Million Dollars ($1,000,000.00) for personal injury and advertising injury coverage. If alcohol will be served from or in the Premises, such coverage shall contain endorsements deleting any liquor liability exclusion and adding a liquor liability endorsement.

                    12.2.2 INSURANCE OF PERSONAL PROPERTY. Tenant shall at all times during the Lease Term, and at its own expense, maintain a policy or policies of standard fire, extended coverage and special extended coverage insurance ("All Risks") with extended coverage in the name of the Tenant, and naming Landlord as an additional insured, in an amount adequate to cover the cost of replacement of all trade fixtures, alterations, decorations, inventory additions or improvements, and all plate and tempered glass in or covering the Premises, made to the Premises by Tenant or by Landlord on Tenant's behalf in the event

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of fire or extended coverage loss in an amount equal to the full replacement value. Notwithstanding such insurance coverage by Tenant for plate glass, Landlord may replace, at the expense of Tenant, any and all plate and other glass, frames or glazing damaged or broken from any cause whatsoever in and about the Premises.

                         12.2.3 ADDITIONAL INSURANCE OBLIGATIONS. Landlord may
require Tenant to increase the amounts of coverage and/or to maintain additional coverage based on insurance coverages and amounts maintained by lessees of similar space in San Diego County, provided that Landlord may not require such changes more often than one (1) time every two (2) years.

               12.3 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage or under the insurance policies required to be maintained under this Article. Landlord and Tenant shall, if required, for each of the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

               12.4 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) be an occurrence policy (or policies); (ii) name Landlord, the Project or Building manager or managers, and any other party having an interest in the Project as an additional insured; (iii) be issued by an insurance company having a General Policyholders Rating of B+ or better and a financial size of "VI" or better, as set forth in the most current issue of Best's Rating Guide, or which is otherwise acceptable to Landlord and licensed to do business in California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and noncontributing with any insurance required of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days prior written notice shall have been given to Landlord and any mortgagee of Landlord's; and (vi) with respect to the liability insurance described in
Section 12.2.1, contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Any insurance policies required hereunder may be part of a blanket policy with a "per project, per location" endorsement so long as such blanket policy contains all provisions required hereby and does not reduce the coverage, impair the rights of either party or negate the requirements of this Lease. Tenant shall deliver said policy or policies or certificates thereof, together with any endorsements reflecting the changes to the policy required to comply with the requirements of this Lease, to Landlord on or before the Commencement Date and at least thirty (30) days before the expiration date of such policies. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates and appropriate endorsements, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof plus a ten percent (10%) handling charge shall be paid by Tenant to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor.

               12.5 INDEMNIFICATION.

                    12.5.1 INDEMNIFICATION OF LANDLORD. To the fullest extent permitted by law, Tenant shall indemnify, protect, defend (with legal counsel acceptable to Landlord) and save Landlord and Landlord's Indemnitees harmless from and against any and all claims, actions, damages, liabilities and expenses, including attorneys' fees, in connection with loss of life, personal injury, bodily injury and/or damage to property arising from or out of any occurrence in, upon or about the Premises, or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, tenants or concessionaires, except to the extent caused

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by Landlord's negligence or willful misconduct. Tenant shall further indemnify, defend, protect and hold Landlord and Landlord's Indemnitees harmless from and against any and all claims arising from any breach or default in performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant or its agents, contractors, employees, servants, tenants or concessionaires, and from and against all costs, attorneys' fees, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of (and waives all its claims in respect thereof against Landlord for) damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except Landlord's negligence or intentional misconduct.

                         12.5.2 LANDLORD'S NONLIABILITY. Landlord shall not be
liable for injury or damage which may be sustained by a person, goods, wares, merchandise, or other property of Tenant, or Tenant's employees, invitees, customers, or of any other person in or about the Premises caused by or resulting from any peril which may affect the Premises, including, without limitation, fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Premises, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of: (a) any other tenant or occupant of the Project; or (b) any officer, employee, agent, representative, customer, business visitor, or invitee of any such tenant. Notwithstanding the foregoing, nothing contained in this Lease shall operate to relieve Landlord of the consequences of its own negligence or willful misconduct or the negligence or willful misconduct of its agents or employees.

                         12.5.3 INDEMNIFICATION OF TENANT. To the fullest extent
permitted by law and except as expressly provided elsewhere in this Lease, Landlord shall indemnify, protect, defend (with legal counsel reasonably acceptable to Tenant) and save Tenant and Tenant's agents, partners, members, managers, shareholders, officers, directors, employees, successor and/or assigns ("Tenant's Indemnitees") harmless from and against any and all claims, actions, damages, liabilities and expenses, including attorneys' fees, in connection with loss of life, personal injury, bodily injury and/or damage to property arising from or out of any occurrence in, upon or about the Project occasioned wholly or in part by any act or omission of Landlord, its agents, contractors, employees, servants, tenants or concessionaires, except to the extent caused by Tenant's negligence or willful misconduct. Landlord shall further indemnify, defend, protect and hold Tenant and Tenant's Indemnitees harmless from and against any and all claims arising from any breach or default in performance of any obligation on Landlord's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of Landlord or its agents, contractors, employees, servants, tenants or concessionaires, and from and against all costs, attorneys' fees, expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel reasonably approved in writing by Tenant.

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                                   ARTICLE 13

                            ASSIGNMENT AND SUBLETTING

               13.1 LANDLORD'S CONSENT REQUIRED.

                    13.1.1 Tenant shall not either voluntarily or by operation of law, assign, mortgage, pledge, hypothecate or encumber this Lease or the leasehold interest created hereby or any interest herein, or sublet the Premises or any portion thereof, or license the use of all or any portion of the Premises or permit any other person to occupy or use the Premises or any portion thereof (collectively referred to herein as a "Transfer"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed and is subject to the following conditions: (i) the proposed transferee's use of the Premises must be consistent with Article 6 hereof; (ii) the transferee is of a character and engaged in a business which is in keeping with the Landlord's standards for the Project; (iii) the proposed Transfer must not breach any financing agreement or any other agreement relating to the Project; and (iv) the net worth of the proposed transferee must not be less than One Million Five Hundred Thousand Dollars ($1,500,000.00).

                    13.1.2 Prior to a Transfer, Tenant shall request Landlord's consent in writing, and shall include with such request a copy of all proposed contracts, agreements, subleases, or other documents describing the Transfer or between Tenant and the proposed transferee. Landlord shall respond to Tenant's request for consent to a proposed Transfer within ten (10) days after receipt of all information described above and reasonably necessary to allow Landlord to evaluate all the conditions set forth in Section 13.1.1 above.

               13.2 INTENTIONALLY OMITTED.

               13.3 TRANSFER WITHOUT CONSENT. Any Transfer without Landlord's prior written consent shall, at the option of the Landlord, constitute a non-curable breach of this Lease.

               13.4 NO RELEASE OF TENANT. No Transfer shall release Tenant or any guarantor or change Tenant's primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from any other person is not a waiver of any provision of this Article
13. Consent to one Transfer is not a consent to any subsequent Transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee and without releasing such transferee from its obligations under this Lease. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

               13.5 EFFECT OF A TRANSFER. Whether or not Landlord's consent is required, the transferee shall agree to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space transferred, assigned or sublet; and Tenant shall deliver to Landlord promptly after execution an executed copy of each such Transfer document between Tenant and the transferee. In addition, any sublease shall provide that it shall be subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rents; and that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease, or (ii) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee shall attorn to Landlord but in such event Landlord shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any defense or offset previously accrued in favor of the sublessee against

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Tenant, or (c) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by sublessee of more than one month's rent.

               13.6 EVENT OF BANKRUPTCY. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute the property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under this Section not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.

               13.7 NO MERGER. No merger shall result from Tenant's sublease of the Premises under this Article 13, Tenant's surrender of this Lease or the termination of this Lease in any other manner.

               13.8 ASSIGNMENT FEES AND PROCEDURES. In the event Landlord shall be requested to consent to a Transfer, Tenant shall pay Landlord a reasonable fee not to exceed Two Thousand Dollars ($2,000.00) to reimburse Landlord for costs and expenses, including attorneys' fees, incurred in connection with reviewing Tenant's request for consent.

                                   ARTICLE 14

                              DAMAGE OR DESTRUCTION

               14.1 REPAIR OF DAMAGE BY LANDLORD. Tenant agrees to promptly notify Landlord in writing of any damage to the Premises resulting from fire, earthquake or any other casualty (such events referred to collectively as "Casualty"). If the Premises, or any common areas of the Building providing access to the Premises (such that Tenant does not have reasonable access to the Premises) shall be damaged by a Casualty, Landlord shall, within sixty (60) days after the date of the Casualty, provide written notice to Tenant indicating the anticipated time period for repairing the Casualty (the "Repair Period Notice"). In the event the Repair Period Notice indicates that the time period for repairing the Casualty is estimated to exceed two hundred twenty-five (225) days from the date of the Repair Period Notice, Landlord (pursuant to the provisions of Section 14.3 below) or Tenant may elect to terminate this Lease ("Tenant's Termination Election"). Such election must be made by Tenant within thirty (30) days after the receipt of the Repair Period Notice or will be deemed waived by Tenant. If Tenant elects to terminate the Lease, the termination shall be effective thirty (30) days after Landlord's receipt of Tenant's Termination Election. If the Repair Period Notice indicates that the time period for repairing the Casualty is estimated to not exceed two hundred twenty-five (225) days from the date of the Repair Period Notice, or if Tenant does not exercise Tenant's Termination Election as provided above, then subject to the other provisions of this Article, Landlord will repair the damage pursuant to the provisions hereof. If Landlord is obligated to or elects to repair the Casualty as provided herein, Landlord agrees to promptly and diligently, subject to reasonable delays for insurance adjustment and other matters beyond Landlord's reasonable control, and subject to the other provisions of this Article, restore the Premises and the Tenant Improvements originally constructed by Landlord to substantially the same condition as existed prior to the Casualty, except for modifications required by building codes and other laws, and any other modifications to the common areas deemed desirable by Landlord provided that access to the Premises shall not thereby be materially impaired. If Tenant requests that Landlord make any modifications to the Tenant Improvements in connection with the rebuilding, Landlord may condition its consent to such modifications on (i) Tenant's payment to Landlord prior to commencement of construction of any sums necessary to

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complete the Tenant Improvements in excess of the amount of insurance proceeds received by Landlord and (ii) confirmation by Landlord's architect that the modifications will not increase the scope of work or time period necessary to complete the Tenant Improvements.

               14.2 RENT ABATEMENT DUE TO CASUALTY. Landlord and Tenant agree and acknowledge that Tenant shall be provided with full abatement of Rent during the time period commencing on the last to occur of (i) the date of the Casualty or (ii) the date Tenant ceases to enjoy the substantial benefit of the Premises, and continuing until Substantial Completion of Landlord's restoration obligations as provided herein ("Abatement Period"), provided that if Tenant is only able to occupy a portion of the Premises and receive the substantial benefit of such portion for Tenant's uses of the Premises, Rent shall be abated during the Abatement Period for the portion of the Premises not occupied by Tenant. Landlord and Tenant acknowledge and agree that the Rent abatement as provided in this Section is Tenant's sole remedy due to the occurrence of the Casualty and that Landlord shall not be liable to Tenant or any other person for any indirect or consequential damage (including, but not limited to, lost profits of Tenant or loss of or interference with Tenant's business, or otherwise), whether or not caused by the negligence of Landlord or Landlord's employees, contractors, licensees, or invitees, due to or arising out of or as a result of the Casualty (including but not limited to the termination of the Lease in connection therewith) but Landlord shall be liable for Tenant's direct damages as a result of the Casualty arising from Landlord's negligence or wilful misconduct. Tenant acknowledges and agrees that Tenant shall maintain adequate business interruption insurance to provide coverage as to such indirect or consequential damages.

               14.3 LANDLORD'S OPTION TO REPAIR. Notwithstanding the terms of
Section 14.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and to instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of the Casualty in the event the Building shall be damaged by Casualty (whether or not the Premises are affected) and one or more of the following conditions exists:
(i) Landlord determines that the time period for repair will exceed two hundred twenty-five (225) days as provided in Section 14.1 above; (ii) the damage is not fully covered, except for deductible amounts, by insurance required to be carried by Landlord under the terms of this Lease; (iii) the holder of the mortgage on the Building or ground lessor with respect to the Project requires that the insurance proceeds or a portion thereof be used to retire the mortgage debt, or terminates the ground Lease, as the case may be; or (iv) Landlord elects not to rebuild the Building for any reason, provided that in connection with such election Landlord also terminates all other leases in the Building.

               14.4 DAMAGE NEAR END OF TERM. In the event that the Premises or the Building is destroyed or damaged by a Casualty during the last twenty-four
(24) months of the Lease Term, notwithstanding anything else contained in this Article, either party shall have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within thirty
(30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of the notice. In such event or in the event of a termination pursuant to the other provisions of this Article, Tenant shall pay Rent, properly apportioned up to the date of the Casualty, and both parties shall thereafter be freed and discharged of all future obligations hereunder, except for any provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

               14.5 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Article 14, constitute an express agreement between Landlord and Tenant with respect to the occurrence of any Casualty to the Premises and/or Building or any other portion of the Project and Tenant therefore fully waives the provisions of any statute or regulation, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning a Casualty.

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                                   ARTICLE 15

                                  CONDEMNATION

               15.1 TOTAL CONDEMNATION. If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Lease Term shall cease and terminate as of the date of title vesting in such proceeding and all rentals shall be paid up to that date.

               15.2 PARTIAL CONDEMNATION. If any part of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and if such partial taking or condemnation renders the Premises unsuitable for the business of the Tenant in Tenant's reasonable business judgment, then Tenant shall have the right to terminate the Lease Term as of the date of title vesting in such proceeding by delivering written notice thereof to Landlord within thirty (30) days after Tenant becomes aware of the proposed condemnation. In the event of a partial taking or condemnation which is not extensive enough to render the Premises unsuitable for the business of the Tenant then this Lease shall continue in full force and effect.

               15.3 CONDEMNATION OF PARKING AREA. If the whole or any part of the parking area in the Project shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose and if, as the result of such partial taking, the ratio of square feet of parking area does not conform to the parking requirements of the Specific Plan, zoning ordinances or any deed restrictions or covenants, conditions and restrictions encumbering the Premises, if any ("Parking Restrictions"), in effect at the time that title to such parking area is acquired through such condemnation process, then the Lease Term shall cease and terminate from the date of title vesting in such proceeding unless Landlord provides substantially equal parking facilities in the vicinity of the Project within sixty (60) days after the date of acquisition and such alternative parking satisfies the requirements of the Parking Restrictions and this Lease.

               15.4 DISTRIBUTION OF CONDEMNATION AWARD. Any condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises; (b) second, to Tenant, only the amount, if any, of any award specifically designated for loss of or damage to Tenant's movable trade fixtures or removable personal property, and the Tenant hereby assigns any other rights which the Tenant may have now or in the future to any other award to the Landlord; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. In no event shall Tenant have any claim against Landlord for the value of any unexpired term of this Lease. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority.

               15.5 WAIVER. Tenant hereby waives any statutory rights of termination which may arise by reason of any taking of the Premises under the power of eminent domain, including, without limitation, the provisions of
Section 1265.130 of the California Code of Civil Procedure.

                                   ARTICLE 16

                               DEFAULTS; REMEDIES

               16.1 COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is

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conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

               16.2 DEFAULTS BY TENANT. Tenant shall be in default under this
Lease:

                    16.2.1 If Tenant abandons or vacates the Premises for a period greater than ninety (90) days;

                    16.2.2 If Tenant fails to pay Base Monthly Rent, Additional Rent or any Rent required to be paid by Tenant, as and when due after the expiration of any applicable grace periods provided in this Lease;

                    16.2.3 If Tenant fails or refuses to occupy and operate the Premises in accordance with Article 6;

                    16.2.4 If (i) Tenant's use of the Premises involves the generation or storage, use, treatment or disposal of Hazardous Material in a manner or for a purpose prohibited by any Hazardous Materials Law; (ii) Tenant has been required by any lender or governmental authority to take remedial action in connection with Hazardous Material contaminating the Premises if the contamination resulted from Tenant's action or use of the Premises; or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material on the Premises.

                    16.2.5 If Tenant fails to perform any of Tenant's nonmonetary obligations under this Lease (other than Tenant's obligations under Sections 16.2.3, 16.2.4, 16.2.5 and 16.2.6 for which there will be no additional cure periods) for a period of ten (10) days after written notice from Landlord; provided that if such cure is not reasonably susceptible of being cured within such ten (10) day period, Tenant shall not be in default if Tenant commences such performance within the ten (10) day period and uses its best efforts and due diligence to promptly cure the default. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Section is intended to satisfy any and all notice requirements imposed by law on Landlord prior to the commencement of an unlawful detainer action and is not in addition to any such requirement;

                    16.2.6 (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if Tenant files a petition for adjudication of bankruptcy or for reorganization or rearrangement or any similar proceeding; (iii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed against Tenant and is not dismissed within forty-five (45) days; (iv) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within forty-five (45) days; or (v) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within forty-five
(45) days. If a court of competent jurisdiction determines that any of the acts described in this subsection is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the Rent (or any other consideration) paid in connection with such assignment or sublease and the Rent payable by Tenant hereunder.

               16.3 REMEDIES. On the occurrence of any default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

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                    16.3.1 Terminate Tenant's right to possession of the
Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to re-enter the Premises and remove all persons and property and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby; and Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of all Base Monthly Rent, Additional Rent and other charges which were earned or were payable at the time of the termination;
(ii) the worth at the time of the award of the amount by which the unpaid Base Monthly Rent, Additional Rent and other charges which would have been earned or were payable after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Monthly Rent, Additional Rent and other charges which would have been payable for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including, without limitation, necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fees, and any real estate commissions or other such fees paid or payable. Any such sums which are based on percentages of income, increased costs or other data shall be reasonable estimates or projections computed by Landlord on the basis of the amounts thereof accruing during the twenty-four (24) month period immediately prior to the default, except that if it becomes necessary to compute such sums before a twenty-four (24) month period has expired, then the computation shall be made on the basis of the amounts accruing during such shorter period. As used in subsections (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of ten percent (10%) per annum, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law under the circumstances. As used in subsection (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus two percent (2%). If Tenant shall have abandoned the Premises, Landlord shall have the option of (a) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 16.3.1, or (b) proceeding under Section 16.3.2 below;

                    16.3.2 Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder; and/or

                    16.3.3 Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord shall have all rights and remedies at law or in equity including, but not limited to, the right to re-enter the Premises, and Landlord shall have the right to terminate any and all subleases, licenses, concessions or other arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the Rent or other consideration receivable thereunder.

               16.4 THE RIGHT TO RELET THE PREMISES. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it

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may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the repayment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and of costs of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

               16.5 WAIVER OF RIGHTS OF REDEMPTION. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

               16.6 CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy which may be provided by law or this Lease, whether or not stated in this Lease. The termination of this Lease under this Article 16 shall not release Tenant from obligations arising as a result of any acts or omissions occurring prior to such expiration or termination, including, without limitation, any indemnity obligations of Tenant and any obligations of Tenant under Article 7 of this Lease and all such obligations shall survive such termination.

               16.7 ADDITIONAL REMEDIES UPON DEFAULT. In addition to any rights or remedies hereinbefore or hereinafter conferred upon Landlord under the terms of this Lease, the following remedies and provisions shall specifically apply in the event Tenant engages in any one or more of the acts contemplated by the provisions of Section 16.2.8 of this Lease:

                    16.7.1 In all events, any receiver or trustee in bankruptcy shall either expressly assume or reject this Lease within sixty (60) days following the entry of an "Order for Relief" or within such earlier time as may be provided by applicable law;

                    16.7.2 In the event of an assumption of this Lease by a debtor or by a trustee, such debtor or trustee shall within fifteen (15) days after such assumption (i) cure any default or provide adequate assurance that defaults will be promptly cured; (ii) compensate Landlord for actual monetary loss or provide adequate assurance that compensation will be made for actual monetary loss, including, but not limited to, all attorneys' fees and costs incurred by Landlord resulting from any such proceedings; and (iii) provide adequate assurance of future performance;

                    16.7.3 Where a default exists under this Lease, the trustee or debtor assuming this Lease may not require Landlord to provide services or supplies incidental to this Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of this Lease for such services and supplies provided before the assumption of such Lease;

                    16.7.4 The debtor or trustee may only assign this Lease if
(i) it is assumed and assignee agrees to be bound by this Lease, (ii) adequate assurance of future performance by the assignee is

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provided, whether or not there has been a default under this Lease, and (iii)
the debtor or trustee has received Landlord's prior written consent pursuant to the provisions of Section 13.1 of this Lease. Any consideration paid by any assignee in excess of the rental reserved in this Lease shall be the sole property of, and paid to, Landlord;

                    16.7.5 Landlord shall be entitled to the fair market value for the Premises and the services provided by Landlord (but in no event less than the Rent reserved in this Lease) subsequent to the commencement of a bankruptcy event;

                    16.7.6 Any Security Deposit given by Tenant to Landlord to secure the future performance by Tenant of all or any of the terms and conditions of this Lease shall be automatically transferred to Landlord upon the entry of an "Order of Relief"; and

                    16.7.7 The parties agree that Landlord is entitled to adequate assurance of future performance of the terms and provisions of this Lease in the event of an assignment under the provisions of the Bankruptcy Code. For purposes of any such assumption or assignment of this Lease, the parties agree that the term "adequate assurance" shall include, without limitation, at least the following:

                         a. Any proposed assignee must have, as demonstrated to
Landlord's satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) in an amount sufficient to assure that the proposed assignee will have the resources to meet the financial responsibilities under this Lease, including the payment of all Rent. The financial condition and resources of Tenant are material inducements to Landlord entering into this Lease.

                         b. Any proposed assignee must not be engaged in any
business or activity which it will conduct on the Premises and which will subject the Premises to contamination by any Hazardous Materials.

                         c. Any proposed assignee must agree in writing to be
bound by all the terms and provisions of this Lease.

               16.8 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty
(30) day period and thereafter diligently prosecutes the same to completion.

               16.9 LANDLORD'S CURE. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction or abatement of Base Monthly Rent, Additional Rent or any other Rent payable under the Lease except for any abatement specifically permitted under Article 14 of this Lease. If Tenant shall default in the performance of its obligations under this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder and Tenant shall, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor reimburse Landlord for all such expenditures, losses, costs, liabilities, damages and expenses. All sums so paid by Landlord and all necessary incidental costs, and interest thereon at the Lease Interest Rate accruing from the date paid or incurred by Landlord until reimbursed to Landlord by Tenant, shall be payable to Landlord by Tenant

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as Rent on demand and Tenant covenants to pay all such sums. Tenant's obligations under this Section shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 17

                             PROTECTION OF CREDITORS

               17.1 SUBORDINATION. Landlord shall have the right to require Tenant to subordinate this Lease to any ground lease, deed of trust, mortgage or the Declarations encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Landlord may, by written notice to Tenant, subordinate this Lease to any new Declarations. If any beneficiary under a deed of trust or mortgagee under a mortgage elects to have this Lease prior to the lien of its deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said deed of trust or mortgage or the date of recording thereof. As a condition to any such subordination, Landlord's lender shall provide to Tenant a commercially reasonable nondisturbance agreement (which may be part of a subordination and attornment agreement) recognizing Tenant's right to possession of the Premises so long as Tenant is not in default under this Lease beyond any applicable cure period.

               17.2 ATTORNMENT. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, or by any other person or entity, as a result of any other transfer by Landlord, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

               17.3 SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to effectuate or evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, such failure shall constitute a default under this Lease entitling Landlord to terminate this Lease.

               17.4          ESTOPPEL CERTIFICATES.

                    17.4.1 Upon either party's written request ("Requesting Party"), the other party ("Responding Party") shall execute, acknowledge and deliver to the Requesting Party a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated and is in full force and effect; (iii) the last date of payment of the Base Monthly Rent, and other charges and the time period covered by such payment; (iv) that the Requesting Party is not in default under this Lease (or, if the Requesting Party is claimed to be in default, stating why) and
(v) such other statements as reasonably required by the Requesting Party, or any lender or prospective lender, investor or purchaser. The Responding Party shall deliver such statement to the Requesting Party within ten (10) days after the Requesting Party's request. Any such statement by the Responding Party may be given by the Requesting Party to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

                    17.4.2 If the Responding Party does not deliver such statement to the Requesting Party within such ten (10) day period and the Requesting Party's written request specifically states "The failure to respond to the request within ten (10) days might cause a default under the Lease" then such failure

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shall constitute a default under this Lease. Further, the Requesting Party and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by the Requesting Party; (ii) that this Lease has not been canceled or terminated except as otherwise represented by the Requesting Party; (iii) that not more than one month's Base Monthly Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, the Requesting Party shall be estopped from denying the truth of such facts.

               17.5 TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender or proposed purchaser of the Premises or any portion of the Project designated by Landlord any financial statements required by such lender or purchaser to facilitate the sale, financing or refinancing of the Premises or any portion of the Project. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein. Each such financial statement shall be executed by Tenant and shall be certified by Tenant to be true and correct.

               17.6 MORTGAGEE PROTECTION CLAUSE. Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing of the addresses of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                                   ARTICLE 18

                              TERMINATION OF LEASE

               18.1 CONDITION UPON TERMINATION. Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article 14 of this Lease. No act done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing and signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord and, notwithstanding such delivery, Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and, at the option of Landlord, shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

               18.2 NON-REMOVAL BY TENANT. All permanently attached Alterations, including signs and sign cases, made by Tenant, or made by the Landlord on the Tenant's behalf and for which Tenant has paid

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Landlord in accordance with this Lease, shall remain the property of the Tenant for the Lease Term. Such permanently attached Alterations shall not be removed from the Premises. At the expiration or termination of this Lease Term, all such permanently attached Alterations become the property of the Landlord; provided, however, Landlord may require that Tenant, at Tenant's sole cost, remove any such Alterations (but not including the Tenant Improvements constructed by Landlord or Tenant Work (as defined in the Work Letter)) or utility installations at the expiration of the Lease Term and to restore the Premises to their prior condition. In removing any such Alterations as may be required by the Landlord, the Tenant shall remove any of its personal property and shall repair any damage to the Premises caused by such removal and, prior to such removal, Tenant shall post a bond or other security as may be required by the Landlord in order to insure the Landlord that the Premises will be repaired in a prompt and workmanlike manner. If Tenant fails promptly to commence and diligently pursue to completion such removal and restoration required by the provisions of this Article 18, Tenant shall pay to Landlord the cost of such removal and restoration, such cost to include a reasonable charge for Landlord's overhead. Tenant shall continue to pay Rent for the portion of the Premises not completely vacated during such time together with all costs and expenses incurred by Landlord in removing, storing and disposing of such property together with all costs and expenses of repair to and clean up of the Premises. Thereafter, Landlord may retain or dispose of in any manner the personal property not so removed, without liability to Tenant.

               18.3 ABANDONED PROPERTY. Any property of Tenant not removed by Tenant upon the expiration of the Lease Term or any period of holding over (or within ten (10) days after a termination by reason of Tenant's default) shall be considered abandoned, and Landlord may remove any or all such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account of and at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant. Landlord shall apply the proceeds of such sale (a) first, to the costs and expenses of such sale, including reasonable attorneys' fees actually incurred; (b) second, to the payment of the expense of or charges for removing and storing any such property; and (c) the balance to Landlord.

               18.4 LANDLORD'S ACTIONS ON PREMISES. Tenant hereby waives all claims for damages or other liability in connection with Landlord's re-entering and taking possession of the Premises or removing, retaining, storing or selling the property of Tenant as herein provided, and Tenant hereby indemnifies and holds Landlord and Landlord's Indemnitees harmless from any such damages or other liability, and no such re-entry shall be considered or construed to be a forcible entry.

               18.5 HOLDING OVER. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord and Landlord's Indemnitees against all damages incurred by Landlord from any delay by Tenant in vacating the Premises. If Tenant remains in possession of all or any part of the Premises after the expiration of the Lease Term with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only and not a renewal hereof or an extension for any further term, and in such case, Base Monthly Rent then in effect shall be increased by thirty percent (30%) and other monetary sums due hereunder shall be payable in the amount and at the time specified in this Lease, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein, except that the month-to-month tenancy will be terminable on thirty (30) days notice given at any time by either party.

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                                   ARTICLE 19

                            MISCELLANEOUS PROVISIONS

               19.1 OBLIGATION TO REFRAIN FROM DISCRIMINATION. The Tenant herein covenants by and for itself, its successors and assigns, and all persons claiming under or through them, and this Lease is made and accepted upon and subject to the following conditions:

               That there shall be no discrimination against or segregation of any person or group of persons, on account of sex, race, color, creed, religion, national origin, or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the land herein leased nor shall the Tenant itself, or any person claiming under or through it, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the land herein leased.

               19.2 SUCCESSORS. Subject to limitations expressed elsewhere in this Lease, all rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Article 13 hereof.

               19.3 SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

               19.4 INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

               19.5 OTHER TENANCIES. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interest of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the term of this Lease, either (i) enter into a lease for any space in the Project or (ii) continue to lease any space in the Project under any lease which is in effect as of the date of this Lease, or that any tenant under any lease in effect as of the date of this Lease will not assign or transfer its interest under its lease or change the use of the premises under such lease. By executing this Lease, Tenant acknowledges that Landlord has not made any representations, warranties or statements as to any of the foregoing and agrees that the occurrence of any of the foregoing or any similar event shall not affect Tenant's obligations under this Lease.

               19.6 ENTIRE AGREEMENT. Any Exhibits, Addenda and schedules attached hereto shall be incorporated herein as though fully set forth herein. This Lease and the Exhibits, Addenda and schedules, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings, either oral or written, between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral, or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent

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alteration, amendment, change or addition to this Lease shall be binding upon
Landlord or Tenant unless reduced to writing and signed by the party to be charged with their performance.

               19.7 LANDLORD'S LIABILITY. As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises or the leasehold estate under a ground lease of the Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease. The obligations of Landlord under this Lease do not constitute personal obligations of Landlord, or its partners, directors, employees, officers, members, managers or shareholders and Tenant shall look solely to the Project and to no other assets of Landlord for satisfaction of any liability with respect to this Lease and will not seek recourse against the partners, directors, officers, members, managers or shareholders of Landlord herein, nor against any of their personal assets for such satisfaction.

               19.8 NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or by overnight courier marked for delivery next Business Day. Notices to Tenant shall be delivered to the address specified in Item 5 of the Basic Terms, except that upon Tenant's taking possession of the Premises, the Premises shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in
Item 3 of the Basic Terms or such other address as may be instructed by Landlord. All notices shall be effective upon personal delivery or three (3) Business Days after deposit in the U.S.
Mail or one (1) Business Day after deposit with an overnight courier.

               19.9 WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

               19.10 NO RECORDATION. Tenant shall not record this Lease or a memorandum hereof without prior written consent from Landlord. However, Landlord may require that a "Short Form" memorandum of this Lease be executed by both parties and recorded.

               19.11 CHOICE OF LAW. The internal laws without regard to choice of law rules of the State of California shall govern this Lease.

               19.12 CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he or she has full authority to do so and that this Lease binds the corporation. Concurrently with execution of this Lease, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he or she is a general partner of the partnership, that he or she has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Concurrently with execution of this Lease, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

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               19.13 NO PARTNERSHIP. Landlord shall not by virtue of this Lease, in any way or for any purpose, be deemed to have become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a merger of a joint enterprise with Tenant, nor is Tenant an agent of Landlord for any reason whatsoever.

               19.14 JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

               19.15 ATTORNEYS' FEES. If either party commences litigation against the other for the specific performance of this Lease, the interpretation of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred. Further, if Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall be obligated to pay to Landlord, in addition to all other amounts for which Tenant is obligated hereunder, all of Landlord's reasonable costs and expenses incurred in connection with any such acts, including reasonable attorneys' fees.

               19.16 LENDER MODIFICATION. If, in connection with obtaining any loans including but not limited to a construction loan, permanent financing or refinancing for the Project, a lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

               19.17 BROKERS. Landlord shall pay Tenant's Broker a commission pursuant to a separate agreement between Landlord and Tenant's Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Item 12 of the Basic Terms, and that they know of no other real estate broker or agent who may be entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than that specified herein.

               19.18 FORCE MAJEURE. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

               19.19 TENANT OBLIGATIONS SURVIVE TERMINATION. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Lease Term shall, survive the expiration or earlier termination of the Lease Term, including, without limitation, all payment obligations and all obligations concerning the condition of the Premises.

               19.20 TENANT'S WAIVER. Any claim which Tenant may have against Landlord for default in performance of any of the obligations herein contained to be kept and performed by Landlord shall be deemed waived unless such claim is asserted by written notice thereof to Lessor within ten (10) days of

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                                                                          -----
                                                            Tenant Initials /s/
                                                                          -----
commencement of the alleged default or of accrual of the cause of action and unless suit be brought thereon within six (6) months subsequent to the accrual of such cause of action.

               19.21 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

               ADDITIONAL PROVISIONS ARE SET FORTH IN THE EXHIBITS AND ADDENDA ATTACHED HERETO.

               Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialled all Exhibits and Addenda which are attached to or incorporated by reference in this Lease.


                                 LANDLORD:

Dated:12/9/94                    The Campus, LLC,
_____________                       a California limited liability company


                                 By:  Newport National Corporation,
                                      a California corporation
                                    Its:          Manager


                                    By: /s/ Scott R. Brusseau
                                        ----------------------------------
                                    Name:  Scott R. Brusseau
                                    Title:  President


                                 By:_______________________________________
                                 Name:_____________________________________
                                 Title:____________________________________


                                 By:_______________________________________
                                 Name:_____________________________________
                                 Title:____________________________________

                                 TENANT:

Dated:__12/9/94______            ViaSat, Inc., a California corporation


                                 By:____/s/ Greg Monahan___________________
                                 Name:  Greg Monahan
                                 Title: Vice president


                                 By:_______________________________________
                                 Name:_____________________________________
                                 Title:____________________________________

12/8/94                                             Landlord Initials: __/s/__
                                                      Tenant Initials: __/s/__

                                   EXHIBIT "A"

                                    Site Plan

                                [To be Attached]


12/8/94                                            Landlord's Initials:__/s/__
                                                     Tenant's Initials:__/s/__

                                   EXHIBIT "B"

                                   THE CAMPUS
                              RULES AND REGULATIONS


               1. WALKWAYS. The sidewalks, roadways, and other public portions in the Project shall be used by the Tenant for the purpose solely of ingress and egress to and from the Premises of the Tenant. Tenant, its employees and agents, shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

               2. CONDITIONS OF PREMISES. The Tenant shall keep the exterior and interior portion of the Premises, to include all windows, doors, and all other glass, plate fixtures, and trim in a clean condition. No improvements, additions, or materials of any kind are permitted to be placed on the outside of any of the Premises by Tenant.

               3. STORAGE OF REFUSE. All waste paper, garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the Premises in specified trash containers prepared for collection in the manner and at the times and places specified by Landlord. Landlord may implement a recycling program and in such case, Tenant shall deposit refuse in accordance with any requirements of such recycling program. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost whether billed directly or as part of Common Area Maintenance Charges.

               4. AERIALS. Except as set forth in the Lease, no aerial shall be erected on the roof or exterior walls of the Premises, or within the Project, without in each instance, the written consent of the Landlord, which may be withheld in Landlord's sole discretion. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

               5. CONDUCT. Tenant shall conduct its business in an orderly manner in the best interests of the Project. No loudspeakers, televisions, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord, which may be withheld in Landlord's sole discretion.

               6. OUTSIDE AREAS. The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of the Landlord and Tenant shall not place or permit any obstruction or materials in such areas, including, without limitation, inventory, costs or signage of any type or kind. No exterior storage shall be allowed without permission in writing from Landlord.

               7. PARKING. Tenant and Tenant's employees shall park only in those portions of the parking area designated for that purpose by Landlord. Landlord has the right to make changes in the parking procedures and guidelines from time-to-time, to benefit the Project, in Landlord's sole opinion.

               8. PLUMBING. The plumbing facilities shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense

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                                                            Tenant Initials /s/
                                                                          -----


                                  EXHIBIT "B"
of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall have caused it.

               9. PEST EXTERMINATORS. Tenant shall use, at Tenant's cost, such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

               10. FLAMMABLE MATERIALS. The Tenant shall not keep or permit to be kept on the Premises any flammable or combustible fluid, chemical, or explosive material of any kind. Tenant shall not burn any trash or garbage of any kind in or about the Premises, or the Project.

               11. AUCTIONS. Tenant shall not hold any auction, fire, or bankruptcy sale in the Premises.

               12. NO ANIMALS. Tenant shall not bring into the Premises at the Project any animals of any type or kind, except animals necessary to assist persons with disabilities.

               13. SAFES. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Project to be located at any location other than the first floor of the Building and also the times and manner of moving the same in and out of the Project. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

               14. SAFETY PROCEDURES. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

               15. PROTECTION FROM THEFT. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

               16. WAIVER BY LANDLORD. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall (i) be effective unless in writing, or (ii) be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, or (iii) prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Project.

               17. CHANGES TO RULES. Landlord reserves the right from time to time to reasonably amend or supplement the foregoing rules and regulations, and to adopt and promulgate reasonable additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant and Tenant agrees to comply with all such rules and regulations upon receipt of notice. Landlord shall not be liable in any way to Tenant for any damage or inconvenience caused by any other tenant's non-compliance with these rules and regulations.

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                                                            Tenant Initials /s/
                                                                          -----


                                   EXHIBIT "B"

                        POOL & SPA RULES AND REGULATIONS


PERSONS USING POOL AND SPA FACILITIES DO SO AT THEIR OWN RISK. MANAGEMENT ASSUMES NO RESPONSIBILITY FOR ACCIDENT OR INJURY. MANAGEMENT IS NOT RESPONSIBLE FOR ARTICLES LOST, DAMAGED OR STOLEN.


1.   Pool and Spa hours are 6AM to 9PM, Monday through Friday.

2.   Pool and Spa are reserved exclusively for use by the Tenants.

3. No children under the age of 14 will be allowed in the Pool at any time, unless accompanied and supervised by a responsible adult.

4.   The use of the Spa is strictly reserved for adults.

5.   No glass containers are allowed at any time.

6. No alcoholic beverages shall be consumed or allowed in or around the Pool or Spa area at any time. No person(s) under the influence of alcohol is(are) permitted in or near the Pool.

7. No running, jumping, "horseplay," fighting, boisterous or dangerous conduct, radios, record players, or other musical instruments, and/or any noisy behavior disturbing to the other Tenants is allowed in the Pool area.

8.   Showering is required prior to using the Pool.

9. The use of personal towels over Pool furniture is required when using suntan oil or other lotions.

10. No toys, innertubes or any other objects whatsoever will be allowed in the Pool area at any time.

11.  Safety equipment is not to be used except in cases of emergency.

12.  Pets are not permitted in the Pool area by order of the Health Department.

13. Furniture other than provided by the management shall not be used in the Pool area. Pool furniture and any other equipment belonging to the premises shall not be removed at any time.

14.  Diving is not allowed at any time.

15.  NO LIFEGUARD WILL BE ON DUTY.

16.  Remaining in the Spa for longer than thirty (30) minutes is prohibited.

17. Persons using the Pool area are advised to discuss with their physicians the appropriate use of hats, sunscreen and other protective devises.

12/18/94                                                  Landlord Initials /s/
                                                                          -----
                                                            Tenant Initials /s/
                                                                          -----


                                   EXHIBIT "B"

                                   EXHIBIT "C"

                                   THE CAMPUS

                              WORK LETTER AGREEMENT

                               [TENANT ALLOWANCE]


               The Campus, LLC, a California limited liability company ("Landlord"), and ViaSat, Inc., a California corporation "Tenant", as of this 8th day of December, 1994, are executing simultaneously with this Work Letter Agreement ("Work Letter"), a written lease (the "Lease") covering the Premises described in the Lease.

               This Work Letter defines the scope of Tenant Improvements (as defined below) which Landlord shall be obligated to construct or install on the Premises. If there is a conflict between the terms and provisions of this Work Letter and the Lease, this Work Letter shall control. Terms which have initial capital letters and are not otherwise defined in this Letter shall have the meaning set forth in the Lease.

               The parties recognize and acknowledge that this Work Letter will be applicable for the East Wing and the West Wing at two (2) separate stages. Upon execution of this Lease, the provisions of this Work Letter shall be triggered for the West Wing (except as set forth in the next paragraph). Upon the provision of reasonable assurances by Landlord on or before March 15, 1995, that the Existing Tenant will abandon the East Wing on or before October 1, 1995 as set forth in Section 2.5 of the Lease, the provisions of this Work Letter shall be triggered for the East Wing.

               The parties also recognize and acknowledge that this Work Letter will be applicable for the West Wing at two (2) separate stages. With respect to Phase 1 of the West Wing, the provisions of Section 1 of this Work Letter shall be triggered immediately. With respect to Phase 2 of the West Wing, the Construction Drawings for Phase 2 must be completed by Tenant on or before the date set forth herein.

               This Work Letter is a part of the Lease and shall be subject to all of its terms and conditions, including all definitions contained therein. In consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as set forth below.

                                    SECTION 1

                       PLANNING AND CONSTRUCTION DOCUMENTS

               1.1 SPACE PLAN. If not already approved, a space planner selected by Tenant and approved by Landlord in Landlord's reasonable discretion, will prepare a preliminary space plan for the Premises within ten (10) days of the date of the execution of the Lease. Tenant will cooperate with and submit to Landlord or the Space Planner information required by the Space Planner necessary for the Space Planner to prepare a space plan for the Premises which shall include, without limitation, a layout designation of all counters, fixtures, and partitioning and their intended use, and the equipment to be contained therein ("Space Plan"). The Space Plan shall be subject to the approval of Landlord which approval shall not be unreasonably withheld or delayed.

Tenant Allowance
12/18/94                                                  Landlord Initials /s/
                                                                          -----
                                                            Tenant Initials /s/
                                                                          -----


                                  EXHIBIT "C"

               1.2 CONSTRUCTION DOCUMENTS. Based on the approved Space Plan, Tenant shall cause the preparation of all drawings, plans and specifications necessary to construct the Tenant Improvements (the "Construction Documents"). The Construction Documents shall be prepared by consultants selected by Tenant and reasonably approved by Landlord. Tenant shall be responsible for ensuring that (a) the Construction Drawings for Phase 1 of the West Wing are completed on or before February 1, 1995, (b) the Construction Drawings for Phase 2 of the West Wing are completed on or before April 1, 1995, and (c) the Construction Drawings for the East Wing are completed on or before August 1, 1995.

               1.3 TENANT APPROVAL. After Tenant's approval, no significant changes, modifications or alterations may be made without the prior written consent of both Landlord and Tenant; provided, however, if any changes are required (i) by any governmental agency with jurisdiction over the Project (ii) as a result of field conditions, or (iii) to substitute reasonably equivalent materials to avoid unanticipated delays, strikes or shortages, then Landlord shall be authorized to make such changes. The costs of any such changes are to be included within the Total Cost (as hereinafter defined). Any changes to the Construction Documents after approval thereof, other than any changes required under Subsections (i), (ii) and (iii) above, shall constitute a Change Order (as hereinafter defined).

               1.4 SPACE PLAN AND CONSTRUCTION DOCUMENT COSTS. All costs and fees associated with the preparation of the Space Plan and Construction Documents, including, without limitation, all consultant or subcontractor design fees, shall be deducted from the Tenant Improvement Allowance (as hereafter defined).

                                    SECTION 2

                               TENANT IMPROVEMENTS

               2.1 TENANT IMPROVEMENTS. All improvements for the Premises to be constructed by Landlord before Landlord delivers possession of the Premises to Tenant, in substantial conformance with the Construction Documents, shall constitute the "Tenant Improvements." The Tenant Improvements are and shall remain Landlord's property and shall be surrendered to Landlord upon expiration or earlier termination of the Lease in accordance with the provisions of the Lease.

               2.2 PREMISES FURNISHINGS. It is expressly understood that Landlord's obligation to construct Tenant Improvements in the Premises is limited to construction of the Tenant Improvements specifically contemplated by the Construction Documents. Tenant shall be solely responsible for the performance and expense of the design, layout, provision, delivery and installation of any furniture, furnishings, equipment, and any other personal property Tenant will use at the Premises. In arranging for the performance of any of the work referred to in the preceding sentence, Tenant shall be permitted to enter the Premises only upon the prior consent of Landlord and shall adopt a schedule in conformance with the schedule(s) of Landlord's Contractor (as hereinafter defined) and conduct its work in such a manner as to maintain harmonious labor relations so as not to interfere unreasonably with or delay the work of Landlord's contractors in substantially completing the Tenant Improvements.

Tenant Allowance
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                                                            Tenant Initials /s/
                                                                          -----


                                  EXHIBIT "C"

                                    SECTION 3

                          TENANT IMPROVEMENT ALLOWANCE

        3.1 TENANT IMPROVEMENT ALLOWANCE. Landlord has agreed to contribute a
one-time tenant improvement allowance for the cost      of preparing the Space
Plan and Construction Documents and toward the cost of constructing the Tenant
Improvements, including any     necessary demolition work ("Tenant Improvement
Allowance"), in the amount specified in Item 14 of the Basic Terms of the
Lease, subject to adjustment as set forth in Section 3.2.2 below. The   parties
recognize and agree that the Tenant Improvement Allowance will be applied separately to the East Wing and the West Wing. Tenant shall be solely responsible for any and all costs of constructing the Tenant Improvements in excess of the Tenant Improvement Allowance pursuant to the provisions of
Section 3.2.2 below. The total of all costs incurred by Landlord in connection with the design and construction of the Tenant Improvements shall be referred to as the "Total Costs." Tenant may, at its option, use any portion of the Tenant Improvement Allowance in excess of the Total Costs to pay or reimburse Tenant for the costs of any Tenant Work or costs of moving expenses, including, but not limited to, labor, material, and equipment required to relocate and/or install all furnishings, communication equipment and office effects, upon presentation of bills to Landlord evidencing the cost thereof.

               3.2 COST OF TENANT IMPROVEMENT WORK.

                    3.2.1 OBTAINING COST QUOTATION. At the election of Tenant, in Tenant's sole discretion, Landlord shall obtain a cost quotation ("Cost Quotation") to construct the Tenant Improvements based upon the approved Construction Documents from each of the following general contractors: R.G. Petty, Si-Mac, Kevin Grant Construction and Newport National Construction Co. ("NNC") to the extent that each of these entities is willing and able to give a Cost Quotation within a reasonable time period after request by Landlord. Landlord shall use reasonable efforts to obtain a Cost Quotation from each of these entities within a reasonable time period. The Cost Quotations shall include a complete cost breakdown by line item, including without limitation, architectural and engineering fees, permit fees and other government fees, sales and use taxes and all other costs to be expended by or on behalf of the Landlord in connection with the construction and installation of the Tenant Improvements. Landlord agrees to meet with Tenant, at Tenant's request, to discuss the Cost Quotations. Within five (5) days after Tenant's receipt of the Cost Quotations, Tenant shall select the general contractor to construct the Tenant Improvements ("General Contractor") based upon the Cost Quotations and shall give notice thereof to Landlord. Notwithstanding the above, Tenant shall be required to select NNC if NNC agrees to match the Cost Quotation given by the General Contractor selected by Tenant within five (5) days after receipt of such notice from Tenant.

                    3.2.2 APPROVAL OF COST QUOTATION BY TENANT. If the Cost Quotation exceeds the Tenant Improvement Allowance, Tenant shall, within five
(5) Business Days of receipt thereof, either: (i) agree in writing to pay the cost by which the Cost Quotation exceeds the Tenant Improvement Allowance ("Excess Cost"), or (ii) in cooperation with the Space Planner and Landlord revise the Construction Documents or Space Plan so that the Cost Quotation is either (a) no more than the Tenant Improvement Allowance, or (b) in excess of the Tenant Improvement Allowance by the amount of Excess Cost which Tenant agrees to pay. If Tenant elects to revise the Construction Documents or Space Plan in order to reduce the Cost Quotation, the period of time between Tenant's election to revise the Construction Documents or Space Plan and the approval of the revised Construction Documents by

Tenant Allowance
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                                                            Tenant Initials /s/
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                                  EXHIBIT "C"

Tenant shall constitute a Tenant Delay (as defined below). If the Cost Quotation is less than the Tenant Improvement Allowance, the Tenant Improvement Allowance shall be deemed to be an amount equal to the Cost Quotation. The failure of Tenant to respond within the five (5) Business Day period shall be a Tenant Delay. Upon approval by Tenant, Landlord shall be authorized to proceed with the Tenant Improvements in accordance with the approved Construction Documents. All costs of revising the Construction Documents, including, without limitation, re-engineering, estimating, printing of drawings, costs of any space planner, architect, engineering consultants and other consultants and any other incidental expenses, shall be chargeable against the Tenant Improvement Allowance and the Total Cost.

               3.3 LANDLORD COSTS FOR TENANT IMPROVEMENTS. All costs incurred by Landlord in connection with (a) the design, construction and installation of the Tenant Improvements, (b) any demolition or modification of any existing improvements as may be necessary to accomplish construction of the Tenant Improvements in conformance with the Space Plan and the Construction Documents, or (c) any other measures taken by Landlord which may be reasonably required to accomplish Landlord's construction of the Tenant Improvements, including but not limited to Landlord's procurement of bonds, insurance policies and governmental permits, and Landlord's construction management and/or on-site supervision shall be charged against the Tenant Improvement Allowance.

               3.4 TENANT COSTS FOR TENANT IMPROVEMENTS. Tenant shall deliver to Landlord at least twenty (20) days prior to the commencement of construction of the Tenant Improvements cash equal to fifty percent (50%) of the amount of the Excess Costs. Forty percent (40%) of the Excess Costs shall be paid in cash to Landlord within ten (10) days after Substantial Completion (as defined below) of the Tenant Improvements with the remaining ten percent (10%) paid in cash within ten (10) days after punchlist items are completed. Tenant shall be solely responsible for all Excess Costs.

                                    SECTION 4

                       CONSTRUCTION OF TENANT IMPROVEMENTS

         4.1 CONSTRUCTION OF TENANT IMPROVEMENTS. After approval of the Construction Documents, Landlord's Contractor shall use its diligent efforts to Substantially Complete (as defined below) the Tenant Improvements on or before the Estimated Lease Commencement Date set forth in the Lease.

               4.2 COMPLETION OF TENANT'S IMPROVEMENTS. Landlord shall be responsible for the construction of the Tenant Improvements in substantial conformance with the approved Construction Documents. Landlord shall be authorized to use its discretion and judgment, which discretion and judgment shall be exercised reasonably, in entering into a construction contract with the Contractor to construct the Tenant Improvements authorized hereunder. Upon Substantial Completion (as defined below) of the Tenant Improvements, Landlord and Tenant shall provide a "punchlist" identifying the corrective work of the type commonly found on an architectural punchlist with respect to the Tenant Improvements, which list shall be in Landlord's reasonable discretion based on whether such items were required by the approved Construction Documents. Within ten (10) Business Days after delivery of the punchlist, Landlord shall commence the correction of punchlist items and diligently pursue such work to completion. The punchlist procedure to be followed by Landlord and Tenant shall in no way limit Tenant's obligation to occupy the Premises under the Lease nor shall it in any way excuse Tenant's

Tenant Allowance
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                                                                          -----
                                                            Tenant Initials /s/
                                                                          -----


                                  EXHIBIT "C"
obligation to pay Rent as provided under the Lease, unless such punchlist items reasonably precludes Tenant from occupying the Premises, as reasonably determined by Landlord and Tenant.

               4.3 SUBSTANTIAL COMPLETION. "Substantial Completion" or "Substantially Completed" as used herein shall mean both (a) delivery of written a certificate of Landlord to Tenant certifying the completion of construction of the Tenant Improvements in the Premises pursuant to the approved Construction Documents with the exception of minor details of construction installation, decoration, or mechanical adjustments and punchlist items as certified to by Landlord and (b) the issuance by the City of Carlsbad of a certificate of occupancy, a temporary certificate of occupancy or some other authorization necessary to permit Tenant to occupy and receive the beneficial use of the Premises. Substantial Completion shall be deemed to have occurred, and completion of the Tenant Improvements shall be deemed to have occurred, notwithstanding the requirement to complete "punchlist" items or similar corrective work. Tenant agrees that if Landlord shall be delayed in causing such work to be Substantially Completed as a result of any of the events as defined below (referred to herein as a "Tenant Delay"), then such delay shall be the responsibility of Tenant, and will result in the Commencement Date of the Term or, as applicable, the commencement of any portion of Tenant's Base Monthly Rent obligations hereunder being the earlier of: (i) Tenant's opening of the Premises for business; (ii) the date of Substantial Completion or (iii) the date when Substantial Completion would have occurred if there had been no Tenant Delay, providing that Landlord shall not be required to work on an overtime basis in order to bring the Premises to Substantial Completion. For the purposes of this Work Letter, a Tenant Delay is defined as follows: (a) Tenant's failure to comply with any time frames set forth herein or in the Lease, (b) any changes in the Construction Documents after the dates set forth in Section 1.2 of Exhibit C requested by Tenant after Landlord's and Tenant's approval of the Construction Documents, including, without limitation, any changes made to reduce the Cost Quotation pursuant to Section 3.2.2 of this Work Letter, (c) Tenant's failure to furnish any documents required herein or approve any item or any cost estimates as required herein, (d) Tenant's request for materials, finishes, or installations other than Landlord's Building Standard items, (e) Tenant's failure to perform any act or obligation imposed on Tenant by the Lease or this Work Letter as and when requested thereunder or hereunder, or (f) any other delay otherwise caused by Tenant, its agents, employees or contractors which operates to delay Landlord's Substantial Completion of the Tenant Improvements, as reasonably determined by Landlord.

                                    SECTION 5

                                   TENANT WORK

               5.1 FINISH WORK. All finish work and decoration and other work desired by Tenant and not included within the Tenant Improvements as set forth in the approved Construction Documents, including specifically, without limitation, all computer systems, telephone systems, telecommunications systems and other items (the "Tenant Work") shall be furnished and installed by Tenant at Tenant's sole expense and shall not be chargeable against the Tenant Improvement Allowance.

                    5.1.1 CONSENT OF LANDLORD. If any Tenant Work is not set forth on the approved Construction Documents, Tenant shall secure Landlord's prior consent for such Tenant Work in the same manner and following the same procedures provided for in the Lease. Tenant shall not commence the construction or installation of any improvements on the Premises, including, specifically, the Tenant Work, without Landlord's prior written approval (which shall not be unreasonably withheld)

Tenant Allowance
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                                                            Tenant Initials /s/
                                                                          -----


                                  EXHIBIT "C"
of: (i) Tenant's contractor, (ii) detailed plans and specifications for the Tenant Work, and (iii) a certificate(s) of insurance accurately showing that Tenant's contractor maintains insurance coverage in amounts, types, form and with companies reasonably acceptable to Landlord. All such certificates or policies shall be endorsed to show Landlord as an additional insured and insurance shall be maintained by Tenant or Tenant's contractor at all times during the performance of the Tenant Work.

               5.2 LANDLORD'S OBLIGATIONS. Landlord is under no obligation to construct or supervise construction of any of the Tenant Work and any inspection by Landlord shall not be construed as a representation that the Tenant Work is in compliance with the final plans and specifications therefor or that the construction will be free from faulty material or workmanship or that the Tenant Work is in conformance with any building codes or other applicable regulations. All of the Tenant Work shall be undertaken and performed in strict accordance with the provisions of the Lease and this Work Letter.

                                    SECTION 6

                                  CHANGE ORDERS

        Tenant may authorize changes in the work during construction only by written instructions to Landlord, or its designated representative, on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval, which shall be approved or disapproved by Landlord in its discretion, which discretion shall be exercised reasonably, within three (3) Business Days of receipt. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order (the "Change Order") setting forth the total costs of such change which will include associated architectural, engineering and construction contractor's fees. Within two (2) Business Days after delivery to Tenant of the total costs of the Change Order, Tenant shall deliver notice of approval, together with a cash payment equal to fifty percent (50%) of the cost of the Change Order to the extent such cost exceeds any uncommitted balance of the Tenant Improvement Allowance ("First Payment"). If Tenant fails to deliver written notice of Tenant's approval of such Change Order and deliver the First Payment within five (5) days after delivery by Landlord, then Tenant will be deemed to have withdrawn the proposed Change Order and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval and First Payment, Contractor will proceed to perform the change. To the extent such cost exceeds any uncommitted balance of the Tenant Improvement Allowance, forty percent (40%) of the balance shall be paid to Landlord in cash within ten (10) days after Substantial Completion and the remaining ten percent (10%) shall be paid in cash within ten
(10) days after the punchlist items are completed.

                                    SECTION 7

                   RESPONSIBILITY FOR FUNCTION AND MAINTENANCE

               Tenant will be responsible for the function and maintenance of all Tenant Improvements whether or not approved by Landlord or installed by Landlord at Tenant's request. Landlord's preparation and/or approval of any design or construction documents will not constitute any representation or warranty as to the adequacy, efficiency, performance or desirability of the Tenant Improvements in the Premises.

Tenant Allowance
12/18/94                                                  Landlord Initials /s/
                                                                          -----
                                                            Tenant Initials /s/
                                                                          -----


                                  EXHIBIT "C"

                                    SECTION 8

                         TENANT AND LANDLORD OBLIGATIONS

               8.1 ACCESS AND ENTRY. During Landlord's construction of the Premises, Landlord agrees to provide reasonable access as described herein to the Premises to Tenant and its agents, for the purpose of installing Tenant's fixtures, Tenant Work and furniture, so long as such access does not interfere with the conduct of Landlord's construction activities or affect Landlord's ability to diligently bring the Premises to Substantial Completion. Landlord acknowledges that access during the construction of the Tenant Improvements for purpose of performing Tenant Work is important to Tenant. If Landlord, in its reasonable discretion, determines that the providing of such access may affect its ability to bring the Premises to Substantial Completion on the estimated Commencement Date as set forth in this Lease, Landlord shall have the right to deny or otherwise restrict such access to Tenant and its agents until Substantial Completion of the Tenant Improvements. The terms of such access may require that Tenant and Tenant's agents perform work at times and in the manner designated by Landlord, including nights, weekends, and holidays. Also, Tenant and its agents may be required to utilize only certain access areas at certain times, designated by Landlord. With respect to any approved Tenant Work, Tenant shall adopt a schedule in conformance with the schedule of Landlord's Contractor and conduct its work in such a manner as to maintain harmonious labor relations so as not to interfere unreasonably with or delay the work of Landlord's Contractor. Tenant's contractors and agents shall be subject to the supervision of Landlord's construction supervisor.

               8.2 RISK OF LOSS. All materials, work, installations and decorations of any nature brought upon or installed in the Premises before the Commencement Date shall be at the risk of the party who brought such materials or items onto the Premises. Neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage or loss or destruction of such items brought to or installed in the Premises by Tenant prior to such date, except in the event of negligence or willful misconduct on the part of Landlord or any party acting on Landlord's behalf. As a condition to such early entry, Landlord may require Tenant to execute a hold harmless agreement, in a form acceptable to Landlord. Such early occupancy shall be subject to the terms and provisions of
Section 3.4 of the Lease.

               8.3 CONFORMANCE WITH LAWS. Tenant shall cause all Tenant Work and Landlord shall cause all Tenant Improvements to be constructed or installed in conformity with applicable codes and regulations of governmental authorities having jurisdiction over the Project and the Premises and valid building permits and other necessary authorizations from appropriate governmental agencies when required, which in the case of the Tenant Work, shall be obtained by Tenant at Tenant's expense. Any Tenant Work not acceptable to the applicable governmental authority or not reasonably satisfactory to Landlord in accordance with the standard listed above (unless previously approved by Landlord), shall be promptly corrected, replaced, or brought into compliance with such applicable codes and regulations at Tenant's expense. Notwithstanding any failure by Landlord to object to any such Tenant Work, Landlord shall have no responsibility therefor.

               8.4 LIENS. Tenant shall keep the Premises and Project free from any mechanics', materialmen's or other liens arising out of (1) any work performed upon or materials or furniture, fixtures or improvements delivered to the Premises including but not limited to any Tenant Work performed by or for Tenant or any person or entity claiming by, through or under Tenant, or (2) materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

Tenant Allowance
12/18/94                                                  Landlord Initials /s/
                                                                          -----
                                                            Tenant Initials /s/
                                                                          -----


                                  EXHIBIT "C"

Landlord shall have the right at all times to post and keep posted on the Premises any notices which it deems necessary for its protection from such liens. If any such liens are filed and are not released of record by payment or posting of a proper bond within ten (10) days after such filing, Landlord, may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any obligations hereunder or under the Lease, cause such liens to be released by any means it shall deem proper, including payment of the claim giving rise to such lien in which event all amounts paid by Landlord shall immediately be due and payable by Tenant.

                                    SECTION 9

                             TENANT'S REPRESENTATIVE

               Tenant has designated Mr. Gregory D. Monahan as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant may change its representative under this Work Letter at any time by providing five (5) days prior written notice to Landlord. All inquiries, requests, instructions, authorizations and other communications with respect to matters covered by this Work Letter from Landlord will be made to Tenant's Representative. Landlord will communicate fully with Tenant's Representative and will not make any inquiries of or to, and will not give any instructions or authorizations to, any other employee or agent of Tenant with regard to matters covered by this Work Letter except to the extent necessary to preserve the safety of the Premises or Project or persons thereon.

                                   SECTION 10

                            LANDLORD'S REPRESENTATIVE

               Landlord has designated Mr. Scott R. Brusseau as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord may change its representative under this Work Letter at any time by providing five (5) days prior written notice to Tenant. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter from Landlord will be made to Tenant's representative. Tenant will communicate solely with Landlord's Representative and will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Work Letter.

                                   SECTION 11

                                  MISCELLANEOUS

               11.1 SOLE OBLIGATIONS. Except as herein expressly set forth with respect to the Tenant Improvements or in the Lease, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease, including any alterations or improvements as contemplated in the Lease, shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.


Tenant Allowance
12/8/94                                                   Landlord Initials /s/
                                                                          -----
                                                            Tenant Initials /s/
                                                                          -----


                                  EXHIBIT "C"

               11.2 APPLICABILITY. This Work Letter shall not be deemed applicable to: (a) any additional space added to the original Premises at any time, whether by the exercise of any options under the Lease or otherwise, or
(b) any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original Lease Term, whether by the exercise of any options under the Lease or any amendment or supplement thereto. The construction of any additions or improvements to the Premises not contemplated by this Work Letter shall be effected pursuant to a separate work letter agreement, in the form then being used by Landlord and specifically addressed to the allocation of costs relating to such construction.

               11.3 AUTHORITY; COUNTERPARTS. Any person signing this Work Letter on behalf of Tenant warrants and represents that such person has authority to do so. This Work Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together constitute one instrument.

               11.4 BINDING ON SUCCESSORS. Subject to the limitations on assignment and subletting contained in the Lease, this Work Letter shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

               11.5 LANDLORD'S APPROVAL RIGHTS. Landlord may withhold its approval of the Space Plan, including any revisions requested by Tenant, the Construction Documents, Change Orders or other work requested by Tenant which require work which: (i) exceeds or affects the structural integrity of the Project, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Project; (ii) is not approved by the holder of any mortgage or deed of trust encumbering the Project at the time the work is proposed; (iii) would not be approved by a prudent owner of property similar to the Project; (iv) violates any agreement which affects the Project or binds Landlord; (v) Landlord reasonably believes will increase the cost of operation or maintenance of the common areas within or any of the systems of the Project; (vi) Landlord reasonably believes will reduce the market value of the Premises or Project at the end of the Lease Term; (vii) does not conform to applicable building codes or is not approved by any governmental authority with jurisdiction over the Premises; (viii) is not a Building Standard item or an item of equal or higher quality; (ix) in Landlord's determination detrimentally affects the uniform exterior appearance of the Project; or (x) is reasonably disapproved by Landlord for any other reason not set forth herein.

               11.6 TIME OF THE ESSENCE. Time is of the essence as to each and every term and provision of this Work Letter. In all instances where Tenant is required to approve an item, if no written notice of disapproval is given within the stated time period at the end of said period the item shall automatically be deemed approved and the next succeeding time period shall commence. Except as otherwise provided, all references herein to a "number of days" shall mean and refer to calendar days.

               11.7 ATTORNEYS' FEES. In any action to enforce or interpret the terms of this Work Letter, the party prevailing in that action shall be entitled to recover its reasonable attorneys' fees and costs of suit, both at trial and on appeal.

               11.8 INCORPORATION. This Work Letter is and shall be incorporated by reference in the Lease and all of the terms and provisions of the Lease are incorporated herein for all purposes. Any default by Tenant hereunder also constitutes a default under the Lease.

Tenant Allowance
12/18/94                                                  Landlord Initials /s/
                                                                          -----
                                                            Tenant Initials /s/
                                                                          -----


                                  EXHIBIT "C"

               IN WITNESS WHEREOF, the Work Letter has been made and executed as of the date set forth below.

                             LANDLORD:

                             The Campus, LLC,
                                a California limited liability company

                             By: Newport National Corporation,
                                 a California corporation
                                 Its:      Manager


                                 By:/s/ Scott R. Brusseau
                                    -------------------------------
                                 Name:  Scott R. Brusseau
                                 Title:  President



                             TENANT:

Dated:__12/9/94______        ViaSat, Inc., a California corporation

                             By:  /s/ Greg Monahan
                                ---------------------------------------
                             Name:  Greg Monahan
                             Title: V.P.


                             By:________________________________________
                             Name:______________________________________
                             Title:_____________________________________

Tenant Allowance
12/18/94                                                  Landlord Initials /s/
                                                                          -----
                                                            Tenant Initials /s/
                                                                          -----


                                  EXHIBIT "C"

                                   EXHIBIT "D"

                            TENANT ACCEPTANCE LETTER





[DATE]


[TENANT'S NAME]
[ADDRESS]




Re:            [ADDRESS AND SPACE LEASED]


Dear [TENANT'S NAME]:

Please sign below to confirm that you accept the Premises under that certain Lease Agreement dated _________, by and between The Campus, LLC, and _________________, [AS AMENDED BY ______________________,] and that the
Commencement Date is ________________________ and the expiration date is
____________________.

                                   Sincerely,

                                   ____________________________________

                                   By: ________________________________


Acknowledged and Agreed:


Tenant: _______________________    Date:_________________________

By:__________________________
Name:________________________
Title:_______________________

12/18/94                                                  Landlord Initials /s/
                                                                          -----
                                                            Tenant Initials /s/
                                                                          -----


                                  EXHIBIT "D"

                                   EXHIBIT "E"

                                  CADD Diagram
                           [Building One First Floor]
                                [To Be Attached]

                                   EXHIBIT "E"

                                  CADD Diagram
                           [Building One Mezzanine]
                                [To Be Attached]

                                  Page 2 of 2